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                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT

                            Dated as of June 20, 2000

                                      among

                            OVERSEAS FILMGROUP, INC.

                                  as Borrower,

                           THE GUARANTORS NAMED HEREIN

                                       and

                            THE LENDERS NAMED HEREIN

                                      with

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent

                                       and

                            THE CHASE MANHATTAN BANK,

                                 as Issuing Bank

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Schedules

1.1               Schedule of Commitments
1.2               Acceptable Obligors/Allowable Amounts
3.7(a)            Credit Parties/Pledged Securities
3.7(b)            Beneficial Interests
3.8               All Items of Product
3.9               Fictitious Names
3.11              Chief Executive Office/Location of Collateral/Filing Offices
3.12              Litigation
3.15              Taxes
3.17              Material Agreements
6.1(b)            Indebtedness
6.2               Existing Liens
6.3               Guarantees
6.4               Investments
6.18              Development Costs
6.25              Bank Accounts


Exhibits

A                 Form of Note
B                 Form of Opinion of Graubard Mollen & Miller, counsel to the
                    Credit Parties
C                 Form of Borrowing Base Certificate
D-1               Form of Pledgeholder Agreement (Uncompleted Product)
D-2               Form of Pledgeholder Agreement (Completed Product)
E-1               Form of Copyright Security Agreement
E-2               Form of Copyright Security Agreement Supplement
F                 Form of Laboratory Access Letter
G                 Form of Notice of Assignment and Irrevocable Instructions
H                 Form of Borrowing Certificate
I                 Form of Assignment and Acceptance
J                 Form of Instrument of Assumption and Joinder
K                 Form of Liquidity Certificate
L                 Form of Contribution Agreement



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                    CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT, dated as of
                    June 20, 2000 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among OVERSEAS FILMGROUP, INC., a Delaware corporation (the "Borrower"), the Guarantors named herein, the Lenders referred to herein, THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), and THE CHASE MANHATTAN BANK, as Issuing Bank (in such capacity, the "Issuing Bank").

                             INTRODUCTORY STATEMENT

     All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

     The Borrower has requested that the Lenders make available a $40,000,000 five-year secured revolving credit facility (the "Facility") (of which only $33,000,000 has been committed as of the date hereof) the proceeds of which will be used to (i) refinance outstanding loans, accrued interest and fees and expenses under the Existing Credit Facility (as defined below), the current outstanding amount of which is approximately $17,941,406.28, (ii) finance the Borrower's or a Guarantor's production, acquisition, distribution and exploitation of feature length motion pictures, television programming, video product and rights therein, (iii) fund the Borrower's or a Guarantor's working capital, and (iv) otherwise fund lawful corporate purposes of the Borrower.

     With regard to the portion of the Facility which is not committed as of the date hereof, the Administrative Agent is being given authority to accept commitments from additional Lenders in accordance with the provisions of Section 12.1(b) hereof.

     To provide assurance for the repayment of the Loans and other Obligations of the Borrower and the Guarantors hereunder, the Borrower and the Guarantors will provide or will cause to be provided to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, the following (each as more fully described herein):

     (i)  a security interest in the Collateral pursuant to Article 8 hereof;

     (ii) a guaranty of the Obligations pursuant to Article 9 hereof; and

     (iii) a pledge of the Pledged Securities pursuant to Article 10 hereof.

     Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as agent for the Lenders and each Lender is willing to make Loans to the Borrower and participate in the Letters of Credit in amounts




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in the aggregate at any one time outstanding not in excess of its Commitment hereunder, all as set forth on the Schedule of Commitments attached hereto as
Schedule 1.1.

     Accordingly, the parties hereto hereby agree as follows:

1. DEFINITIONS

     For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

     "Acceptable L/C" shall mean an irrevocable letter of credit which (i) is in form and on terms acceptable to the Administrative Agent; (ii) is payable in Dollars at an office of the issuing or confirming bank in New York, New York (or another city acceptable to the Administrative Agent in its sole discretion);
(iii) is issued or confirmed by (a) any Lender, (b) any commercial bank that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies or (c) by any other bank which the Required Lenders may in their sole discretion determine to be of acceptable credit quality; and (iv) has an expiration date no earlier than two (2) months after the "Outside Delivery Date" for an item of Product (as set forth in the Completion Guarantee for such item of Product) to which the letter of credit relates.

     "Acceptable Obligors" shall mean any Person or Affiliated Group listed on
Schedule 1.2 hereto (as modified from time to time in accordance with Section 2.16).

     "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as Administrative Agent for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 12.11 of this Credit Agreement.

     "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

     "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate (other than by reason of having common directors or officers) of some other Person in the group.

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     "Allowable Amount" shall mean, with respect to any Person or Affiliated
Group, such amount (as modified from time to time in accordance with Section 2.16) as may be specified on Schedule 1.2 hereto as the maximum aggregate exposure for an Acceptable Obligor.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds

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Effective Rate shall be effective on the effective date of such change in the
Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

     "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States or any state thereof or municipality therein or foreign governmental bodies or regulatory agencies applicable to the Person in question or its assets, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party to the extent binding upon such Person.

     "Applicable Margin" shall mean 2% per annum for a Eurodollar Loan and 1% per annum for an Alternate Base Rate Loan.

     "Approved Completion Guarantor" shall mean a financially sound and reputable completion guarantor approved by the Required Lenders. The Required Lenders hereby pre-approve as an Approved Completion Guarantor (i) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors L.P. (the general partner of which is International Film Guarantors, Inc.), (ii) Cinema Completions International Inc./Continental Casualty Company and (iii) Film Finances, Inc. (only to the extent the Completion Guarantee is accompanied by a Lloyd's of London "cut-through"); provided, however, that (x) any such pre-approval with respect to Film Finances, Inc. applies to items of Product for which the cost is less than $40,000,000 and (y) any such pre-approval may be revoked by the Administrative Agent if deemed appropriate in its sole discretion, or if so instructed by the Required Lenders, at any time upon 15 days prior written notice to the Borrower.

     "Assessment Rate" shall mean, for any date, the annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

     "Assignment and Acceptance" shall mean an agreement in the form of Exhibit I hereto (or any other form approved by the Administrative Agent), executed by the assignor, assignee and other parties as contemplated thereby.

     "Authorized Financial Officer" shall mean the Chief Executive Officer, the President, Chief Financial Officer or Chief Operating Officer of the Borrower who is authorized by the Borrower to execute certificates hereunder on behalf of the Borrower.

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     "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. ss. 101 et seq.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowing" shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

     "Borrowing Base" shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting any amount contained therein or deducted therefrom) of the following:

     (a)  100% of the Eligible L/C Receivables; plus

     (b)  85% of Eligible Receivables (other than Eligible L/C Receivables);
          plus

     (c)  50% of the Library Credit; plus

     (d) 85% of Other Receivables up to $2,000,000 in the aggregate, but not more than $100,000 from any one obligor that is not an Acceptable Obligor; plus

     (e) the Unsold Territory Credit (but no more than the lesser of 15% of the Borrowing Base or the available Commitment) without double- counting for any value included in the Library Credit and, with regard to each item of Product prior to Completion, not in excess of the amount that would be payable to the Borrower under the relevant Completion Guarantee if such item of Product were then abandoned, minus

     (f) to the extent not already deducted in computing the foregoing or in calculating the amount of the Eligible Receivables pursuant to the definition of Eligible Receivables, without duplication, the sum of all amounts payable by the Credit Parties to third parties from or with regard to the amounts otherwise included in the Borrowing Base, including without limitation set offs, profit participations, deferments, residuals, commissions and royalties.

     The Borrowing Base shall not include amounts which are attributable to an item of Product which has not been Completed unless the Administrative Agent is the beneficiary of a Completion Guarantee to the extent of the Borrower's or

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Guarantor's, as the case may be, financial interest in such item of Product and then the amount includable in the Borrowing Base may not exceed the amount that would then be payable to the Administrative Agent under the Completion Guarantee if such item of Product were to be abandoned, except that, in the absence of such Completion Guarantee, if a Letter of Credit has been issued, contracts may be included up to the amounts of the L/C Exposure provided that the Letter of Credit may not be drawn unless there is sufficient delivery so as to enable the Borrower or such Guarantor, as the case may be, to fulfill its delivery obligation under such contracts.

     Only non-refundable receivables contractually obligated to be paid to a Credit Party (net of reserves for bad debts, payments due to third parties, taxes, participations, royalties and residuals) on "payment dates certain" or mutually agreed-upon estimated dates of payment that are a result of acceptable contracts in which the obligation to pay the Borrower is unconditional or subject to conditions solely within Borrower's control (except as provided above with regard to Letters of Credit) are eligible for inclusion in the "Borrowing Base."

     The Administrative Agent may require that any or all of the following items be delivered to it, in form and substance acceptable to the Administrative Agent, in order for any particular Eligible Receivable to be included in the Borrowing Base: (i) a copy of the executed Distribution Agreement and/or (ii) to the extent not already delivered to the Administrative Agent, and to the extent requested by the Administrative Agent, copyright registration for the distribution rights, chain of title documents, acceptable insurance, and security filings.

     "Borrowing Base Certificate" shall have the meaning given such term in
Section 5.1(e) hereof.

     "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit H hereto, to be delivered by the Borrower to the Administrative Agent in connection with each Borrowing.

     "Budgeted Negative Cost" shall mean, with respect to any item of Product, the amount of the cash budget (stated in U.S. Dollars) for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary, musical and other rights with respect to such item of Product and in connection with the preparation, production and completion of such item of Product including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any completion bond fee, and a contingency amount, and all other items customarily included in negative costs, including finance charges and interest expense, but excluding production fees and overhead charges payable to the Borrower or any Guarantor.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York or the State of California; provided, however, that when used in connection with

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a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank
Market.

     "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items (other than "additions to film costs") reflected in the statement of cash flows of such Person (other than the portion of such expenditures allocable in accordance with GAAP to Product). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

     "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by a Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Collateral Account" shall have the meaning given such term in Section
11.1 hereof.

     "Cash Equivalents" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with any Lender or any commercial bank having a short-term deposit rating at the time of acquisition of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper with a rating at the time of acquisition of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition and on deposit with the Administrative Agent, or
(iv) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

     "Chain of Title" shall have the meaning given such term in Section 5.20 hereof.

     "Change in Control" shall mean that (i) the Little Trust ceases to own and have the right to vote at least 10% of the equity securities of the Borrower,
(ii) Christopher Cooney and Jeffrey Cooney, collectively, cease to own and have the right to vote at least 51% of the equity securities of Rosemary Street,
(iii) Rosemary Street ceases to own and have the right to vote at least 25% of the equity securities of the Borrower or (iv) any Person at any time owns

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equity securities of the Borrower which exceed the equity securities owned, in the aggregate, by the Little Trust and Rosemary Street. For purposes of clauses
(i) and (iii) of this definition only, calculation of percentages of equity securities of the Borrower shall not give effect to the exercise or conversion of warrants, options, convertible securities and other rights to acquire equity securities of the Borrower which are outstanding on the Closing Date.

     "Change in Management" shall mean more than one of the following Persons ceases to be employed in their respective positions with the Borrower (such position to be determined as of the Closing Date): Christopher Cooney, William
F. Lischak and Robert Little; provided that a Change in Management shall not be deemed to have occurred if, prior to the event which would otherwise have resulted in a Change in Management, a person acceptable to the Administrative Agent replaces William F. Lischak, Christopher Cooney or Robert Little, as the case may be.

     "Clearing Account" shall mean the account of the Administrative Agent (for the benefit of the Lenders) maintained at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Gloria Javier, designated as the "Overseas Filmgroup, Inc. Clearing Account", Account No. 323-143059.

     "Closing Date" shall mean the date on which all conditions precedent to the making of the initial Loans as set forth in Section 4.1 have been satisfied or waived.

     "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as heretofore amended, as codified at 26 U.S.C.ss.1 et seq. or any successor provision thereto.

     "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including but not limited to, all goods, accounts, intercompany obligations, partnership and joint venture interests, contract rights, documents, chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, instruments, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts and the Pledged Securities, any proceeds thereon, products thereof or income therefrom, further including but not limited to all of such Credit Party's right, title and interest in and to each and every Film Asset and type and item of Product, the scenario, screenplay or script upon which an item of Product and/or Film Asset is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every Film Asset and item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are owned or hereafter created or acquired by such Credit Party):

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          (i) all scenarios, screenplays and/or scripts at every stage thereof;

          (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of each Film Asset and item of Product which are and/or will be incorporated into each Film Asset and item of Product, all component parts of each Film Asset and item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with the Film Asset or item of Product, and all other literary material upon which the Film Asset or item of Product is based or from which it is adapted;

          (iii) all rights in and to all music and musical compositions used and to be used in each Film Asset and item of Product, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

          (iv) all tangible personal property relating to each Film Asset and item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims, master tapes and any and all other physical properties of every kind and nature relating to such Film Asset or item of Product, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such Film Asset or item of Product (collectively, the "Physical Materials");

          (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to each Film Asset and item of Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to each Film Asset and item of Product based upon each Film Asset or item of Product, said literary properties or the theme of each Film Asset and item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, each Film Asset and item of Product or any remake or sequel or prequel to the Film Asset or item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any

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     other recording device or medium now known or hereafter devised, based upon each Film Asset or item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in each Film Asset and item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, each Film Asset and item of Product, the title or titles of each Film Asset and item of Product, the characters of each Film Asset and item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to each Film Asset and item of Product, any remake or sequel thereof and/or said literary properties;

          (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on each Film Asset and item of Product, together with any and all copyrights obtained or to be obtained in connection with each Film Asset and item of Product or any underlying or component elements of each Film Asset and item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive of this paragraph, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

          (vii) all insurance policies and completion bonds connected with each Film Asset and item of Product and all proceeds which may be derived therefrom;

          (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account each Film Asset and item of Product, the Physical Materials and motion picture rights in and to said story, other literary material upon which each Film Asset and item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in each Film Asset and item of Product;

          (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of each Film Asset, item of Product, or any part of each Film Asset or item of Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of each Film Asset and item of Product and/or any of the elements of each Film Asset and item of Product including from collateral, allied, subsidiary and merchandising rights;

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          (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to each Film Asset and item of Product, and the right to obtain copyrights and renewals of copyrights therein;

          (xi) the name or title of each Film Asset and item of Product and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutes, common law, or other rule or principle of law;

          (xii) any and all contract rights and/or chattel paper which may arise in connection with each Film Asset and item of Product;

          (xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of each Film Asset and item of Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with each Film Asset and item of Product;

          (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with each Film Asset and item of Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of each Film Asset and item of Product including general intangibles related to or which grow out of the exhibition of each Film Asset and item of Product and the exploitation of any and all other rights in each Film Asset and item of Product set out in this definition;

          (xv) any and all goods including inventory (as those terms are defined in the UCC) which may arise in connection with the creation, production or delivery of each Film Asset and item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

          (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of each Film Asset and item of Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Administrative Agent, in order to complete production of each Film Asset and item of Product in the event that the Administrative Agent exercises any rights it may have to take over and complete production of each Film Asset and item of Product;

          (xvii) any and all documents issued by any pledgeholder or bailee with respect to the Film Asset or item of Product or any Physical Materials (whether or not in completed form) with respect thereto;

          (xviii) any and all Production Accounts, the Collection Account or other bank accounts established by such Credit Party with respect to such Film Asset or item of Product;

          (xix) any and all rights of such Credit Party under contracts relating to the production or acquisition of such Film Asset or item of Product; and

          (xx) any and all rights of such Credit Party under Distribution Agreements relating to each Film Asset and item of Product.

     "Collection Account" shall mean the collection account of the Borrower maintained at the office of the Administrative Agent at The Chase Manhattan Bank, Agent Bank Services, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attn.: Lisa Sulaman, designated as the "Overseas Filmgroup, Inc. Collection/Cash Collateral Account," Account No. 323-150624, ABA No.: 021000021.

     "Commitment" shall mean the Commitment of each Lender to make Loans to the Borrower and participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name under the column entitled "Total Commitment" in the Schedule of Commitments appearing in Schedule 1.1 hereto, as adjusted from time to time by any applicable Assignment and Acceptance to which it is a party or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

     "Commitment Fee" shall have the meaning given such term in Section 2.5 hereof.

     "Commitment Termination Date" shall mean (i) June 20, 2005 or (ii) such earlier date on which the Commitments shall terminate in accordance with Section
2.6 or Article 7 hereof.

     "Complete", Completed" and "Completion" shall mean with respect to any item of Product, that (A) either (i) sufficient elements have been delivered by a Credit Party to, and accepted by, a Person (other than a Credit Party) to permit such Person to exhibit the item of Product in the theatrical or other medium for which the item of Product is intended for initial exploitation in the United States or (ii) the Borrower has certified to the Administrative Agent that an independent laboratory has in its possession a complete final 35 mm or 75 mm (or other size which has become standard in the industry) composite positive print, video master or other equivalent master copy of the item of Product as finally cut, main and end titled, edited, scored and assembled with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for exhibition and distribution in the theatrical or other medium for which the item of Product is intended for initial exploitation, provided that, if such certification shall not be verified to the Administrative Agent by such independent laboratory within twenty (20) Business Days thereafter, such item of Product shall revert to being un-Completed until the Administrative Agent receives such verification, and (B) if such item of Product was acquired from a third party, the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (other than the payment of money not yet due, for which a Completion Reserve has been established) the occurrence of which might result in the relevant Credit Party losing any of its rights in such item of Product.

     "Completion Guarantee" shall mean a completion guarantee, in form and substance satisfactory to the Administrative Agent, issued by an Approved Completion Guarantor which names the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders as a beneficiary thereof to the extent of the Borrower's or Guarantor's financial interest in an item of Product.

     "Completion Reserve" shall mean the portion of the Borrowing Base and unused Commitment that has been reserved for (x) Completion of uncompleted Product or acquisition of Product (including without limitation, the payment of the entire acquisition price or minimum advance for any item of Product acquired from a third party) and (y) any committed prints and advertising expenditure which is a condition precedent to payments of items for which receivables have been included in the Borrowing Base.

     "Consolidated Net Worth" shall mean the amount of stockholders' equity of the Borrower (including the Overseas Equity Offering) and its Consolidated Subsidiaries less the sum of (i) the amount of minority interests in its Consolidated Subsidiaries and (ii) the redemption value of equity securities which are subject, prior to the second anniversary of the Commitment Termination Date, to either mandatory redemption or redemption at the option of the security holder.

     "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

     "Contribution Agreement" shall mean the Contribution Agreement substantially in the form of Exhibit L hereto, as the same may be amended, supplemented or otherwise modified from time to time.

     "Controlled Foreign Corporation" shall mean a Subsidiary of the Borrower which is a "controlled foreign corporation" as defined in Section 957(a) of the Code or any successor provision thereto.

     "Copyright Security Agreement" shall mean the Copyright Security Agreement, substantially in the form of Exhibit E-1 hereto as the same may be amended or supplemented from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

     "Copyright Security Agreement Supplement" shall mean a Supplement to the Copyright Security Agreement substantially in the form of Exhibit E-2 hereto.

     "Credit Exposure" shall mean, without duplication, with respect to any Lender, the sum of such Lender's (i) aggregate outstanding Loans hereunder, (ii) Pro Rata Share of the then current L/C Exposure, and (iii) the amount, if any, by which the sum of such Lender's Commitments exceeds the sum of its outstanding Loans plus its Pro Rata Share of the then current L/C Exposure.

     "Credit Party" shall mean the Borrower and each Guarantor.

     "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement designed to protect any Credit Party against fluctuations in currency values.

     "Default" shall mean any event, act or condition, which with the giving of notice or the lapse of any period of time expressly prescribed in Article 7, or both, would constitute an Event of Default.

     "Distribution Agreements" shall mean (i) any and all agreements entered into by a Credit Party pursuant to which such Credit Party has sold, leased, licensed or assigned or otherwise transferred distribution rights, exhibition rights or other exploitation rights to any item of Product to a Person that is neither a Credit Party nor a Subsidiary of a Credit Party and (ii) any agreement hereafter entered into by a Credit Party pursuant to which such Credit Party sells, leases, licenses, assigns or otherwise transfers distribution rights or other exploitation rights to an item of Product or Film Asset to a Person that is neither a Credit Party nor a Subsidiary of a Credit Party.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch, subsidiary or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iv) the central bank of any country which is a member of the OECD.

     "Eligible L/C Receivable" shall mean an Eligible Receivable with respect to which an Acceptable L/C has been delivered to the Administrative Agent for the full amount of such Eligible Receivable; provided, that such Eligible Receivable need not be with an Acceptable Obligor.

     "Eligible Receivables" shall mean, at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values (discounted, in the case of amounts which are not due and payable within 12 months following the date of determination, on a quarterly basis by a rate of interest equal to the average interest rate in effect on Alternate Base Rate Loans on the date of the computation) of (a) all net amounts which pursuant to a binding agreement are contractually obligated to be paid to a Credit Party either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Borrower to be payable and collected from Acceptable Obligors (including, without limitation, amounts which a distributor has reported to a Credit Party in writing (and such report has been forwarded to the Administrative Agent) will be paid to such Credit Party following receipt by the distributor of sums contractually obligated to be paid to the distributor from third parties) minus (b) the sum, without double-counting, of (i) the following items (based on the Borrower's then best estimates): third party profit participations, residuals, collection/distribution expenses, commissions, home video fulfillment costs, foreign withholding, remittance and similar taxes chargeable in respect of such accounts receivable, and any other projected expenses of a Credit Party arising in connection with such amounts and (ii) the outstanding amount of unrecouped expenses or advances made by a distributor to the extent subject to repayment by a Credit Party or which reduce amounts otherwise payable pursuant to approved Distribution Agreements, but Eligible Receivables shall not include amounts:

     (i) in the aggregate due from a single Acceptable Obligor or Affiliated Group to the extent such amounts are in excess of the Allowable Amount with respect to such Acceptable Obligor or Affiliated Group;

     (ii) which, in the reasonable discretion of the Administrative Agent, are subject to material conditions precedent to payment (including a material performance obligation or a material executory aspect on the part of the Borrower or any other party or obligations contingent upon future events not within the Borrower's direct control within the ordinary course of business);

     (iii) to the extent such receivables are more than 150 days past due;

     (iv) which are theatrical receivables which are due from any obligor in connection with the theatrical exhibition, distribution or exploitation of an item of Product that are still outstanding six (6) months after their creation;

     (v) if they are to be paid in a currency other than United States Dollars unless hedged in a manner reasonably satisfactory to the Administrative Agent;

     (vi) to the extent included in the Borrower's or a Guarantor's estimated bad debts;

     (vii) due (other than the amounts that are being disputed or contested in good faith) from any obligor which has 20% or more of the total receivable amount from such obligor 150 or more days past due;

     (viii) which are subject to a bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; provided, however, that only the amount in question shall be excluded from such receivable;

     (ix) which are attributable to an item of Product in which a Credit Party cannot warrant sufficient title to the underlying rights to justify such receivable;

     (x) which are not subject to a first priority perfected security interest in favor of the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) under the applicable UCC and applicable copyright law; provided that such receivable may be subject to Permitted Encumbrances subordinate to the security interest of the Administrative Agent;

     (xi) which are determined by the Administrative Agent or the Required Lenders in their reasonable discretion, acting in good faith, upon written notice from the Administrative Agent to the Borrower and effective ten (10) days subsequent to the Borrower's receipt of such notice, to be unacceptable (it being understood that certain unacceptable receivables may be made acceptable and may be included in the Borrowing Base if secured by an Acceptable L/C);

     (xii) which relate to items of Product as to which the Administrative Agent has not received a fully executed copy of a Laboratory Access Letter or a Pledgeholder Agreement for each laboratory holding Physical Elements sufficient to fully exploit the rights held by the Borrower or a Guarantor in such item of Product;

     (xiii) which will be subject to reduction or repayment to the extent not earned by performance;

     (xiv) which are attributable to items of Product which have not been Completed (except that (1) if a Completion Guarantee has been issued for such item of Product and no Default or Event of Default shall be continuing at such time, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), provided that (A) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product shall not exceed the amount payable to the Borrower, a Guarantor or the Administrative Agent, as the case may be, under such Completion Guarantee in the event such item of Product is not Completed in a timely manner and (B) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables; or (2) with respect to an item of Product being produced by a third party where the Borrower or a Guarantor is not subject to a completion risk (i.e. (i) payment by the Borrower or a Guarantor is conditioned on delivery or (ii) such payment obligation is supported by a Letter of Credit issued hereunder and proof of Completion of the item of Product must be presented in order to draw under such Letter of Credit), amounts generated from sales attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not been Completed); provided that (A) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the face amount of any Letter of Credit issued hereunder to support a Credit Party's obligations in connection with the acquisition of such item of Product, and (B) such amounts otherwise meet all the applicable criteria for inclusion as Eligible Receivables except clauses (i) and (xii) above.

     (xv) which will not become due and payable until twelve (12) months or more after the scheduled Commitment Termination Date; or

     (xvi) which are rendered unenforceable against the obligor due to the failure of the Borrower or a Guarantor to be in good standing as a foreign corporation.

     "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C.ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C.ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C.ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C.ss.11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C.ss. 655 and ss. 657, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C.ss. 1001 et seq. and the regulations promulgated thereunder.

     "ERISA Affiliate" shall mean each Person (as defined in Section 3.9 of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

     "Estimated Value" shall mean with respect to an item of Product being funded hereunder, the estimated value attributable to each of the following territories, which value shall be calculated by multiplying the percentage set forth below for such territory times lesser of (x) the Borrower's acquisition/production cost for such item of Product and (y) Budgeted Negative Cost of such item of Product:

                                                       Estimated Value
             Territory                         (Percentage of the final budget)
             -----------------                 --------------------------------
             Australia/New Zealand                            3%
             Benelux                                          2%
             France                                           7%
             Germany                                         12%
             Italy                                            6%
             Japan                                           10%
             Scandinavia                                      3%
             Spain                                            5%
             United Kingdom                                   7%
             All other foreign territories                    5%

The foregoing percentages may be reduced by the Administrative Agent (in its sole discretion) with respect to all remaining Unsold Major Foreign Territories for any item of Product for which actual sales in a listed territory total less than the aggregate estimate for such sold territory based on the foregoing percentages.

     "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

     "Event of Default" shall have the meaning given such term in Section 7.1.

     "Existing Credit Facility" shall mean the credit facility of the Borrower with Coutts & Co. and Bankgesellschaft Berlin AG (formerly known as Berliner Bank A.G.) pursuant to that certain Syndication Agreement dated as of October 31, 1996, as amended.

     "FASB" shall mean the Financial Accounting Standards Board or any successor body.

     "Fee Letter" shall mean that certain letter agreement dated as of February 3, 2000 among the Borrower, Chase Securities, Inc. and the Administrative Agent relating to the payment of certain fees by the Borrower.

     "Film Asset" shall mean any screenplay, novel, treatment, outline and other literary property upon which any item of Product is to be based, copyright and other tangible and intangible asset in connection with any item of Product.

     "Fundamental Documents" shall mean this Credit Agreement, the Notes, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Contribution Agreement, the Instrument of Assumption and Joinder, the Notices of Assignment and Irrevocable Instruction, UCC financing statements, and each of the agreements delivered pursuant thereto, and any other ancillary documentation which is required to be or is otherwise executed by any of the Credit Parties and delivered to the Administrative Agent in connection with this Credit Agreement or any other Fundamental Document.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

     "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or a foreign jurisdiction.

     "Guarantors" shall mean all of the direct and indirect Subsidiaries of the Borrower (other than Controlled Foreign Corporations) now existing or hereafter acquired or created.

     "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guaranty any Indebtedness, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation; provided, however, that the term Guaranty shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business. The amount of any Guaranty of a Person shall be deemed to be an amount equal to the lesser of (x) the maximum liability of such Person under the terms of such Guaranty or (y) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

     "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables and similar current liabilities (payable within 120 days) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (v) Indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty, the amount of such indebtedness to be limited to the maximum amount guaranteed or (b) secured by a Lien on the assets of such Person (the amount of such indebtedness to be limited to the value of the asset subject to the Lien), whether or not such Person has assumed such indebtedness. Indebtedness shall not include expenses, or set offs, profit participations, deferments, residuals, commissions or royalties, or non-refundable or non-recoupable advances made by a third-party distributor to a special-purpose Subsidiary of the Borrower to "cash-flow" the production of an item of Product.

     "Initial Date" shall mean (i) in the case of the Administrative Agent and the Issuing Bank, the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

     "Instrument of Assumption and Joinder" shall mean the Instrument of Assumption and Joinder substantially in the form of Exhibit J pursuant to which Subsidiaries of the Borrower become parties to this Credit Agreement as contemplated by Section 5.23.

     "Interest Deficit" shall have the meaning given such term in Section 2.13.

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of more than three months, the last day of such Interest Period and, in addition, each date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months or any integral multiple thereof and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of June 2000).

     "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six or twelve months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Commitment Termination Date, (iii) no Interest Period of nine or twelve months may be selected unless generally available in the market and consented to by the Administrative Agent and the Required Lenders (in their sole discretion) at the time of each request.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic caps, collars and floors or other financial agreement or arrangement designed to protect any Credit Party against fluctuations in interest rates.

     "Interest Rate Type" shall be as defined in Section 2.2(a).

     "Investment" shall mean any stock, evidence of indebtedness or other securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the Guaranty of loans made to others (except for current trade and customer accounts receivable arising in the ordinary course of business), and any purchase of (i) any securities of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase.

     "Issuing Bank" shall mean The Chase Manhattan Bank, in its capacity as Issuing Bank for the Lenders hereunder.

     "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed.

     "Laboratory" shall mean any laboratory reasonably acceptable to the Administrative Agent, which is located in Canada, the United Kingdom, or the United States or in another location acceptable to the Administrative Agent and which in each case is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

     "Laboratory Access Letter" shall mean a letter agreement among (i) a Laboratory holding any elements of any item of Product to which a Credit Party has the right of access, (ii) such Credit Party and (iii) the Administrative Agent, substantially in the form of Exhibit F hereto or a form otherwise reasonably acceptable to the Administrative Agent.

     "Lender" and "Lenders" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 13.3(b).

     "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Administrative Agent from time to time.

     "Letter of Credit" shall mean a letter of credit issued by the Issuing Bank pursuant to Section 2.15.

     "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, the BBA Interest Settlement Rate per annum at which deposits in U.S. dollars are offered in London, England to prime banks in the London interbank market for such Interest Period as displayed on Telerate Screen page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Administrative Agent's portion of such Eurodollar Loan comprising part of such Borrowing to be outstanding during such Interest Period. Telerate Screen page 3750 means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying BBA Interest Settlement Rates for U.S. dollars). If such rate does not appear on Telerate Screen page 3750 on any relevant date for the determination of the Eurodollar rate, the Eurodollar rate shall be an interest rate equal to the rate per annum of the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered to the principal office of the Administrative Agent in London, England by prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Loan comprising part of such Borrowing to be outstanding during such Interest Period.

     "Library Credit" shall mean the amount which represents the value of Completed but unsold Product and will initially be equal to the net present value of unsold rights prepared by an independent consultant selected by the Administrative Agent (subject to its due diligence review) and shall be redetermined no later than September 30, 2000 and thereafter on an annual basis by an independent consultant selected by the Administrative Agent in its reasonable discretion using a methodology consistent with the evaluation and without double-counting for any item of value otherwise included in the Borrowing Base and will be subject to periodic adjustments by the Borrower to reflect collections and/or decrease in market value indicated by subsequent sales.

     "Lien" shall mean any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Little Trust" shall mean the trust established for the benefit of Ellen Little and Robert Little pursuant to that certain Trust Agreement dated May 31, 1996 between Ellen Little and Robert Little, as grantors, and Ellen Little and Robert Little, as trustees.

     "Liquidity Certificate" shall be as defined in Section 6.20.

     "Loans" shall mean the loans made hereunder in accordance with the provisions of Article 2, whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

     "Margin Stock" shall be as defined in Regulation U of the Board.

     "Material Adverse Effect" shall mean any change or effect that (a) has a materially adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties taken as a whole, (b) materially impairs the legal right, power or authority of any Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party or
(c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lenders under, the Fundamental Documents.

     "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or is obligated to make contributions, or has within any of the five preceding Plan years made or been obligated to make contributions.

     "Negative Pickup Obligation" means, with respect to any item of Product produced by a third party, a commitment to pay a certain sum of money or other Investment made by the Credit Party in order to obtain ownership or distribution rights in such item of Product, but which does not require any payment unless or until the requirements of clause (A) of the definition of Completion have been satisfied. Negative Pickup Obligation includes both "traditional" negative pickup arrangements and minimum guarantees.

     "Notes" shall be defined as in Section 2.3 hereof.

     "Notice of Assignment and Irrevocable Instructions" shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of Exhibit G or in such other form as shall be reasonably acceptable to the Administrative Agent, including without limitation the inclusion of such notice and instructions in a Distribution Agreement.

     "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of and interest on the Loans, the Commitment Fee, reimbursement obligations in respect of Letters of Credit and all other monetary obligations of the Borrower owed to the Administrative Agent, the Issuing Bank or any Lender under this Credit Agreement, the Notes or any other Fundamental Document or the Fee Letter and all amounts payable by the Borrower to any Lender (or Affiliate of a Lender) under any Interest Rate Protection Agreement or Currency Agreement which provides, by its terms, that it shall be secured by the Collateral, provided that the Administrative Agent shall have received written notice within 10 Business Days after execution of each such Interest Rate Protection Agreement or Currency Agreement.

     "Other Receivables" shall mean those receivables that meet all of the requirements of an "Eligible Receivable" other than that the obligor is not an Acceptable Obligor.

     "Overseas Equity Offering" shall mean the purchase of certain common stock, preferred stock and warrants of the Borrower by Rosemary Street pursuant to that certain Securities Purchase Agreement dated May 3, 2000 between the Borrower and Rosemary Street.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" shall mean, with respect to any Lender, its ratable share expressed as a percentage equal to the ratio obtained by (A) dividing the applicable Commitment of such Lender by the aggregate applicable Commitments of the Lenders, or (B) if the Commitments shall have been terminated pursuant to the terms of this Credit Agreement, dividing the sum of the aggregate principal amount of all applicable Loans of such Lender and, if applicable, such Lender's pro rata share of the L/C Exposure by the sum of the aggregate principal amount of all applicable Loans of all Lenders and, if applicable, the L/C Exposure, which Loans and L/C Exposure shall be outstanding immediately prior to the termination of the Commitments.

     "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

     "Person" shall mean any natural person, corporation, partnership, trust, joint venture, association, company, limited liability company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Materials" shall have the meaning given such term in clause (iv) of the definition of "Collateral" herein.

     "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Credit Party, or any ERISA Affiliate, or otherwise pursuant to which any Credit Party could have liability.

     "Pledged Collateral" shall mean the Pledged Securities and any proceeds (as defined in Section 9-306(1) of the UCC) of the Pledged Securities.

     "Pledged Securities" shall mean (i) all of the issued and outstanding capital stock of any Guarantor and (ii) 65% of the stock of any Controlled Foreign Corporation owned by the Borrower or a Subsidiary which is a domestic entity, in each case, as initially listed on Schedule 3.7(a).

     "Pledgeholder Agreement" shall mean a Laboratory Pledgeholder Agreement among a Credit Party, the Administrative Agent, a third party completion guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit D-1 or Exhibit D-2 hereto, or in such other form as shall be acceptable to the Administrative Agent.

     "Pledgors" shall mean those Credit Parties which own any Pledged
Securities.

     "Prepayment Date" shall have the meaning given such term in Section 2.9(f).

     "Print and Advertising Expenses" shall mean the actual out-of-pocket print and advertising expenses associated with domestic theatrical release in any medium of an item of Product which a Credit Party is contractually obligated to pay or has paid.

     "Product" shall mean any motion picture, film or video tape produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which the Borrower or any Guarantor (i) is the initial copyright owner or subsequently becomes the copyright owner or (ii) acquires an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Credit Parties, and all rights therein and thereto, of every kind and character.

     "Production Account(s)" shall mean individually or collectively, as the context so requires, each demand deposit account(s) established by a Credit Party with the Administrative Agent or at a commercial bank acceptable to the Administrative Agent, for the sole purpose of paying the production costs of a particular item of Product, and as to which the Approved Completion Guarantor for such item of Product has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product for purposes of the Completion Guarantee for such item of Product.

     "Production Exposure" for an item of Product shall mean the Budgeted Negative Cost or acquisition price paid or to be paid by a Credit Party (net of production fees and overhead of the applicable Credit Party, and net of amounts funded or committed to be funded in connection with such item of Product on a cash-flow basis (and which therefore are not included in the Borrowing Base as an Eligible Receivable) by Persons unrelated to any Credit Party pursuant to contractual arrangements approved in writing by the Administrative Agent).

     "Projected Known Cash Sources" shall mean, with respect to the Credit Parties, for the period of determination, the sum of: (a) unrestricted cash (i.e., cash and Cash Equivalents) held by the Credit Party on the date of determination, plus (b) the aggregate amount, without duplication, of cash projected by the Credit Party in good faith to be received from the following sources: (i) Borrowings hereunder (taking into account projected Borrowing Base availability), (ii) unfunded commitments to contribute equity (x) which the Credit Party has the right and intends to require to be funded and (y) as to which either (1) an irrevocable letter of credit is in full force and effect in an aggregate face amount at least equal to the amount of the relevant unfunded commitment or (2) in the opinion of the Administrative Agent, another adequate source of funding exists and (iii) accounts receivables on a Product-by-Product basis projected in excess of amounts dedicated to repaying Indebtedness for that item of Product and so long as the relevant item of Product has been Completed and there are no conditions to payment thereof other than (x) performance by the Credit Party of the items within the control of the Credit Party or (y) the passage of time, plus (c) the aggregate amount expected to be reimbursed to the Credit Party for prior production advances made by the Credit Party with respect to an item of Product.

     "Projected Known Cash Uses" shall mean, with respect to the Credit Parties, for the period of determination, the sum, without duplication, of the following amounts as projected by the Credit Party in good faith: (a) cash overhead expenses, plus (b) consolidated cash interest expense, plus (c) tax expense, plus (d) cash expense attributable to print and advertising expenses for items of Product which have commenced principal photography which have to be paid by the Credit Party or one of its Subsidiaries, plus (e) Capital Expenditures to be made, plus (f) any other anticipated cash expense in its business, including dividends or investments or advances to be made in or to joint ventures.

     "Pro Rata Share" shall mean, with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

     "Quiet Enjoyment" shall have the meaning given such term in Section 8.13 hereof.

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA other than a reportable event as to which provision for 30 day notice to the PBGC would be waived under applicable regulations had the regulations been in effect on the date of occurrence of such reportable event.

     "Required Lenders" shall mean no less than three (3) of the Lenders which, in the aggregate, hold 51% or more of the aggregate Credit Exposure of all Lenders.

     "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any class of its own stock or other equity interest of a Credit Party, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire shares of any class of stock of, or any equity interest in, a Credit Party, now or hereafter outstanding and (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt now or hereafter outstanding, except in each case amounts payable to another Credit Party.

     "Rosemary Street" shall mean Rosemary Street Productions, LLC, a Delaware limited liability company.

     "Schedule of Commitments" shall mean the schedule of the Commitments of the Lenders set forth in Schedule 1.1 hereto.

     "Strike Price" shall mean the amount of funds required to be provided under the relevant Completion Guarantee.

     "Subordinated Debt" shall mean any Indebtedness of a Credit Party as to which the subordinated creditor has agreed in writing, on terms acceptable to the Required Lenders in their sole discretion, to be subordinate and junior in right of payment to the rights of the Lenders with respect to the Obligations under this Credit Agreement.

     "Subsidiary" shall mean with respect to any Person, any corporation, limited liability company, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Total Commitments" shall mean the aggregate amount of the Commitments then in effect of all of the Lenders as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Credit Agreement.

     "Unrecouped Print and Advertising Expenses" shall mean with respect to an item of Product produced for domestic release, or released theatrically in the U.S., the amount, if any, by which (a) Print and Advertising Expenditures exceeds (b) the sum of (i) total billed receivables for domestic theatrical distribution plus (ii) total receipts from domestic theatrical distribution theretofore received plus (iii) estimated additional receivables from domestic theatrical distribution (estimated no sooner than the end of the first week after U.S. theatrical release) computed on the basis of 35% of reported box office receipts for engagements which have not yet been billed or collected plus
(iv) that portion of film costs written off attributable to Print and Advertising Expenditures (such portion to be determined based upon the proportion of Print and Advertising Expenditures for such item of Product to total film costs for such item of Product) plus (v) receipts from domestic media and domestic markets other than domestic theatrical distribution.

     "Unsold Major Foreign Territory" shall mean each of (i) Australia/New Zealand, (ii) Benelux, (iii) France, (iv) Germany, (v) Italy, (vi) Japan, (vii) Scandinavia, (viii) Spain, (ix) United Kingdom, and (x) all other foreign territories in the aggregate, to the extent such territory has not been presold.

     "Unsold Territory Credit" shall mean with respect to each item of Product being funded hereunder, an amount equal to 50% of the aggregate amount, determined on a territory-by-territory basis for each Unsold Major Foreign Territory, of the lesser of (x) the Borrower's good faith estimates of the minimum guarantee to be obtained with respect to each such Unsold Major Foreign Territory and (y) the Estimated Value of each such Unsold Major Foreign Territory; provided, however, that no Unsold Territory Credit shall be included in the Borrowing Base with respect to such item of Product unless the Borrower shall have delivered to the Administrative Agent satisfactory evidence that it has concluded presales for at least three (3) of the territories listed in the definition of "Estimated Value" (at least one of which shall be either France, Germany, Japan or the United Kingdom); further provided, that six months subsequent to Completion, no Unsold Territory Credit will be included in the Borrowing Base with respect to such item of Product and the amount of unsold territory credit shall be reduced upon the sale of such territory by an amount equal to the greater of the amount included in the Unsold Territory Credit for that territory and the actual amount of the sale.

2. THE LOANS

     SECTION 2.1. Loans. (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make Loans to the Borrower, on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in a principal amount which when added to the aggregate principal amount of all Loans then outstanding to the Borrower from such Lender, plus such Lender's Pro Rata Share of the then current L/C Exposure does not exceed such Lender's Commitment.

     (b) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Commitment Termination Date, the Borrower may borrow, repay and re-borrow amounts up to the aggregate amount of the Commitments.

     (c) Notwithstanding anything to the contrary above, a Lender shall not be obligated to make any Loan or to incur any incremental L/C Exposure if, as a result thereof, the aggregate principal amount of all Loans then outstanding plus the then current L/C Exposure plus the then existing Completion Reserves for all items of Product (less the amount of Loans being made to fund such Completion Reserves) would exceed (i) the Total Commitments then in effect or
(ii) the Borrowing Base.

     SECTION 2.2 Making of Loans.

     (a) Each Loan shall be either an Alternate Base Rate Loan or Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as the Borrower may request. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loans by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of the relevant Note. Subject to the other provisions of this Section, Section 2.7(b) and Section 2.11, Loans of more than one Interest Rate Type may be outstanding at the same time.

     (b) The Borrower shall give the Administrative Agent prior written, telecopier or telephonic (promptly confirmed in writing) notice of each Borrowing hereunder; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 2:00 p.m., New York City time, (i) in the case of Alternate Base Rate Loans, on the Business Day preceding the date on which such Loan is to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Loan is to be made. Such notice shall specify (A) the amount of the proposed Borrowing, (B) the date thereof (which shall be a Business Day) and (C) whether the Loan then being requested is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans. In the case of a Eurodollar Loan, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Loan, such notice shall be deemed a request for an Alternate Base Rate Loan. The Lenders shall not be required to make Loans hereunder more often than three times each calendar week. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than twelve (12) separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (determined in accordance with Section 2.8(c) hereof). For purposes of determining the number of such Loans outstanding, Loans with Interest Periods commencing or ending on different dates shall be counted as different Loans.

     (c) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage.

     (d) The Administrative Agent shall promptly notify each Lender of its proportionate share of each Borrowing, the date of such Borrowing, the Interest Rate Type of each Loan being requested and the Interest Periods applicable thereto. On the Borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Gloria Javier for credit to the Clearing Account and in each case no later than 12:00 noon New York City time in federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing them into an account of the Borrower maintained by the Administrative Agent or into a Production Account specified in the Borrowing Certificate.

     (e) The aggregate amount of any Borrowing consisting of Eurodollar Loans shall be in a minimum aggregate principal amount of $500,000 or such greater amount which is an integral multiple of $100,000, and the aggregate amount of any Borrowing consisting of Alternate Base Rate Loans shall be in a minimum aggregate principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total Commitments, then in effect or (ii) the amount of any Borrowing to fund drawings under Letters of Credit).

     SECTION 2.3 Notes; Repayment. (a) The Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A (each a "Note") in the face amount of such Lender's Commitment, payable to the order of such Lender, duly executed on behalf of the Borrower and dated the date hereof. The outstanding principal balance of each Loan as evidenced by a Note shall be payable in full on the Commitment Termination Date, subject to mandatory prepayment as provided in Section 2.6 hereof and acceleration as provided in Article 7 hereof.

     (b) The Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. Each Lender and the Administrative Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the appropriate Note; provided, however, that the failure of any Lender or the Administrative Agent to set forth such Loans, principal payments or other information, or any error with respect thereto, shall not in any manner affect the obligation of the Borrower to repay the Loans.

     (c) All amounts received by the Administrative Agent from or on behalf of the Borrower as a payment or prepayment of, or interest on, the Notes shall be applied among the Notes of the Lenders on a pro rata basis in accordance with the outstanding Loans owed to each Lender.

     SECTION 2.4. Interest on Notes. (a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, at the Commitment Termination Date and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

     (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. Interest shall be payable in arrears on each Alternate Base Rate Loan on each applicable Interest Payment Date and on the Commitment Termination Date.

     (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

     (d) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum rate permitted by Applicable Law.

     SECTION 2.5. Commitment Fees and Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of June 2000) prior to the Commitment Termination Date, on the date of any termination or reduction of the Total Commitment, and on the Commitment Termination Date, an aggregate fee (the "Commitment Fee") of 1/2 of 1% per annum, computed on the basis of the actual number of days elapsed during the preceding period or quarter over a year of 365/366 days, as the case may be, on the average daily amount during the preceding period or quarter by which such Lender's Commitment, as such Commitment may be reduced in accordance with the provisions of this Credit Agreement, exceeds the sum of the principal balance of such Lender's outstanding Loans plus its Pro Rata Share of L/C Exposure. The Commitment Fee shall commence to accrue from the Closing Date.

     (b) The Borrower agrees to pay to the Administrative Agent (i) for the account of each Lender in accordance with its Percentage on the Closing Date an upfront fee equal to 3/4 of 1% of the Total Commitments and (ii) for the account of any additional Lender for which the Administrative Agent accepts commitments pursuant to Section 12.1(b) hereof, an upfront fee equal to 3/4 of 1% of such Lender's Commitment.

     (c) In addition, the Borrower agrees to pay to the Administrative Agent on the Closing Date any and all other fees that are then due and payable pursuant to the Fee Letter.

     SECTION 2.6. Optional and Mandatory Termination or Reduction of Commitments. (a) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitments. In the case of a partial reduction, each such reduction of the Total Commitments shall be in a minimum aggregate principal amount of $1,000,000 or an integral multiple of $100,000; provided, however, that the Total Commitments (i) may not be reduced by more than the amount of the then unused Total Commitments and (ii) may not be reduced to an amount less than the aggregate principal amount of the Loans outstanding, plus the then current L/C Exposure plus the Completion Reserves. Any partial reduction of the Total Commitments shall be made among the Lenders in accordance with their respective Percentages.

     (b) Simultaneously with each such termination or reduction of the Total Commitments, the Borrower shall pay to the Administrative Agent for the benefit of each Lender all accrued and unpaid Commitment Fees on the amount of the Commitment so terminated or reduced through the date of such termination or reduction.

     SECTION 2.7. Default Interest; Alternate Rate of Interest. (a) So long as an Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on any then unpaid amount of the Obligations at a rate per annum of 2% in excess of the rate otherwise in effect (computed as aforesaid).

     (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Lender's percentage of the Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's percentage of the Eurodollar Loan during such Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.8 hereof), made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for an Alternate Base Rate Loan; provided, however, that in the circumstances described in clause (i) above such deemed request shall only apply to the affected Lender's portion thereof.

     SECTION 2.8. Continuation and Conversion of Loans. The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue any Eurodollar Loan or a portion thereof for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan or a portion thereof to a Eurodollar Loan, subject to the following:

     (a) the Borrower shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each continuation or conversion hereunder of at least three (3) Business Days for continuation as or conversion to a Eurodollar Loan; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 2:00 p.m., New York City time;

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



     (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any Eurodollar Loan into a subsequent Interest Period;

     (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than twelve (12) separate Eurodollar Loans would be outstanding hereunder (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

     (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective Percentage of the principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

     (e) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same Borrowing shall be $500,000 or such greater amount which is an integral multiple of $100,000;

     (f) accrued interest on the Eurodollar Loans (or portion thereof) being continued or converted shall be paid by the Borrower at the time of continuation or conversion (as applicable);

     (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

     (h) if a Eurodollar Loan is converted to an Alternate Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.9(b) shall be paid upon such conversion; and

     (i) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

     SECTION 2.9. Prepayment of Loans; Reimbursement of Lenders. (a) Subject to the terms of paragraph (b) of this Section 2.9, the Borrower shall have the right at its option at any time and from time to time to prepay without premium or penalty (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's prior written, telephonic (promptly confirmed in writing) or facsimile notice to the Administrative Agent, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full and
(ii) any Eurodollar Loan, in whole or in part, upon at least three (3) Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein. All prepayments of Eurodollar Loans under this
Section 2.9(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

     (b) The Borrower shall reimburse each Lender on written demand for any loss incurred or to be incurred by any such Lender (x) in the reemployment of the funds released (i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.2(b) or notice of continuation or conversion under Section 2.8(a) in respect of Eurodollar Loans, such Loan is not made, converted to or continued as a Eurodollar Loan on the first day of the Interest Period specified in such notice, in each case for any reason other than (A) a suspension or limitation under Section 2.7(b) of the right of the Borrower to select a Eurodollar Loan or (B) a breach by any such Lender of its obligation to fund such borrowing when it is otherwise required to do so hereunder or (y) as a result of the Borrower's failure to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.9(a). Such loss shall be the amount as reasonably determined by such Lender as (a) the excess, if any, (I) of the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.4, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (II) the amount realized or to be realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above; or (b) the loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

     (c) If at any time the sum of the Loans outstanding plus the L/C Exposure plus the aggregate Completion Reserves for all items of Product exceeds the Borrowing Base as set forth on the most recent Borrowing Base Certificate, the Borrower shall immediately pay down the Loans outstanding or otherwise eliminate such excess.

     (d) If at any time the amount of the Loans outstanding plus the L/C Exposure plus the aggregate Completion Reserves for all items of Product exceeds the Total Commitments hereunder, the Borrower shall immediately pay down the Loans outstanding or otherwise eliminate such excess.

     (e) At the option of the Borrower, all prepayments under this Section shall be applied to repay Alternate Base Rate Loans or Eurodollar Loans in such order as the Borrower requests. In the event that the Borrower shall not give notice as to how such prepayments are to be applied, such prepayment will be applied, first, to prepay Alternate Base Rate Loans and, second, to prepay Eurodollar Loans in order of maturity of the scheduled termination of Interest Periods with respect thereto.

     (f) If on any day on which Loans would otherwise be required to be prepaid under this Section but for the operation of this Section 2.9(f) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Alternate Base Rate Loans, and no Default or Event of Default is then continuing, then on such Prepayment Date the Borrower may, at its option, deposit Dollars into the Cash Collateral Account in an amount equal to such excess. If the Borrower makes such deposit (i) only the outstanding Alternate Base Rate Loans shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period in effect with respect to a Eurodollar Loan after such Prepayment Date, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account as necessary) to prepay Eurodollar Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment which would have been required on such Prepayment Date but for the operation of this Section 2.9(f).

     (g) All prepayments shall be accompanied by accrued but unpaid interest on the principal amounts being prepaid to but not including the date of prepayment.

     SECTION 2.10. Change in Circumstances. (a) In the event that after the Initial Date, as determined for any Lender, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

          (i) subject such Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding
     (A) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of such Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

          (ii) change the basis of taxation of any payment to such Lender of principal or any interest on any Eurodollar Loan or other fees and amounts payable to such Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein); or

          (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

          (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

     (b) If at any time and from time to time after the Initial Date, as determined for any Lender, such Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or such Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to this Credit Agreement or the Loans made by such Lender hereunder.

     (c) Each Lender shall deliver to the Borrower and the Administrative Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and/or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) Business Days after the Borrower's receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section 2.10 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

     (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in this Section 2.10 or Section 2.11 or
Section 2.13(e) or Section 2.15(g) or (ii) would require the Borrower to pay an increased amount under this Section 2.10 or Section 2.11 or Section 2.13(e) or
Section 2.15(g), it will use reasonable efforts to notify the Borrower of such event or condition and, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required under Section 2.15 through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans, Letters of Credit or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations therein pursuant to this Section 2.10 or Section 2.11 or Section 2.13(e) or Section 2.15(g) would be materially reduced or the taxes or other amounts otherwise payable under this
Section 2.10 or Section 2.11 or Section 2.13(e) or Section 2.15(g) would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

     SECTION 2.11. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the Initial Date in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder for as long as such condition may be continuing and/or (ii) require that, subject to Section 2.9(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

     (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

     SECTION 2.12. Manner of Payments. All payments of principal and interest by the Borrower in respect of any Loans shall be shared pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them. All payments by the Borrower hereunder and under the Notes shall be made, without setoff or counterclaim, in Dollars in immediately available funds at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081,
Attention: Gloria Javier, for credit to the Clearing Account no later than 1:00 p.m., New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different Interest Rate Type.

     SECTION 2.13. United States Withholding. (a) Prior to the date of the initial Loans hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender or the Issuing Bank becoming a Lender or the Issuing Bank after the date hereof, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender or the Issuing Bank organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's or the Issuing Bank's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender or the Issuing Bank hereunder and under the Notes.

     (b) The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to any Lender or the Issuing Bank hereunder or under the Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determine(s) that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event that the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender or the Issuing Bank as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, the Borrower or the Administrative Agent as the case may be (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders or the Issuing Bank from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders or the Issuing Bank any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender or the Issuing Bank organized under the laws of a jurisdiction outside the United States.

     (c) Each Lender and the Issuing Bank agrees (i) that as between it and the Borrower or the Administrative Agent, such Lender and the Issuing Bank shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender and the Issuing Bank may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3 and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees or representatives of the Borrower or the Administrative Agent against and to defend them against and hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such Lender or the Issuing Bank and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

     (d) Each assignee of a Lender's or the Issuing Bank's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.13, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.13.

     (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional United States withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date, as determined for any Lender or the Issuing Bank, in respect of any sum payable by the Borrower hereunder or under any other Fundamental Document to any Lender or the Issuing Bank or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender, the Issuing Bank or the Administrative Agent (as the case may be) the official tax receipts or other documentation pursuant to Section 2.13(b). In addition, the Borrower shall indemnify each Lender, the Issuing Bank and the Administrative Agent for any additional withholding taxes paid by such Lender, the Issuing Bank or the Administrative Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

     (f) In the event that a Lender or the Issuing Bank receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section 2.13, which credit or refund is identifiable by such Lender or the Issuing Bank as being a result of taxes withheld in connection with sums payable hereunder or under any other Fundamental Document, such Lender or the Issuing Bank shall promptly notify the Administrative Agent and the Borrower and shall promptly remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under the other Fundamental Documents. At the expense and written request of the Borrower (which shall include evidence of a suitable basis therefor), a Lender or the Issuing Bank shall use its reasonable efforts to assist the Borrower in seeking any such refund or credit.

     (g) Each Lender and the Issuing Bank agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.13, it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such Lender's or the Issuing Bank's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender or, if applicable, participate in Letters of Credit issued by the Issuing Bank through another Lending Office of such Lender or the Issuing Bank if as a result thereof the additional monies which would otherwise be required to be paid by reason of
Section 2.13(e) in respect of such Loans, Letters of Credit or participations therein would be materially reduced, and if, as determined by such Lender or the Issuing Bank, in its discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender or the Issuing Bank.

     SECTION 2.14. Interest Adjustments. If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law with respect to any Loan, the interest payments to that Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law with respect to the Loans.

     The amount of any Interest Deficit relating to a particular Loan and Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to Section 2.9(a) hereof and a termination of the Commitments under Section 2. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.9(a) hereof and a termination of the Commitments under Section 2) shall be canceled and not paid.

     SECTION 2.15. Letters of Credit. (a) (i) Subject to the terms and conditions hereof and of Applicable Law, the Issuing Bank agrees to issue Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the Commitment Termination Date upon the request of the Borrower, provided, however, that (A) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the sum of the then current L/C Exposure, plus the aggregate Loans then outstanding plus the aggregate Completion Reserves for all items of Product would exceed the lesser of the then current Borrowing Base or the Total Commitments then in effect, and (B) in no event shall the Issuing Bank issue any Letter of Credit having an expiration date (x) later than the tenth day prior to the Commitment Termination Date or (y) more than one year after its date of issuance.

     (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

     (iii) Each Letter of Credit may, at the option of the Issuing Bank, provide that the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence and continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Issuing Bank may deposit the funds in question in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

     (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Issuing Bank and the Administrative Agent a written notice no later than 2:00 p.m., New York City time, at least three (3) Business Days prior to the proposed date of issuance. Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and
(iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank or the Administrative Agent, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall provide a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, however, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Upon issuance of the Letter of Credit the Issuing bank shall notify the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each Lender of the issuance and the amount of each such Lender's respective participation therein.

     (c) The acceptance and payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as adopted or amended from time to time. The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     (d) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred), the Issuing Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Issuing Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf by the Issuing Bank. If any such reimbursement is not made by any Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the New York Federal Funds Market.

     (e) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit which is required to be paid at any time on or before the Commitment Termination Date, then payment by the Issuing Bank of such draft shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Issuing Bank makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, payment of which is required to be made after the Commitment Termination Date or at the time when an Event of Default shall have occurred and then be continuing, then the Borrower shall immediately pay to the Issuing Bank, in immediately available funds, the full amount of such draft, together with interest thereon at the default rate in accordance with Section 2.7(a) accruing from the date the Issuing Bank makes payment of such draft under the Letter of Credit until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Issuing Bank may reimburse itself for such drawing from the balance in the Clearing Account or from the balance in any other account of the Borrower maintained with the Issuing Bank.

     (f) (i) The Borrower agrees to pay the following amount to the Issuing Bank with respect to Letters of Credit issued by it hereunder:

          (A) with respect to the issuance, amendment, transfer or any other transaction related to each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

          (B) a fronting fee payable to the Issuing Bank for the period from and including the Closing Date to, but excluding, the Commitment Termination Date, computed at a rate equal to 1/4 of 1% per annum of the daily average L/C Exposure, such fee to be due and payable in arrears on and through the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of June 2000) prior to the Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is the later), on the Commitment Termination Date and on the expiration of the last outstanding Letter of Credit.

          (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender in respect of its L/C Exposure, such Lender's Pro Rata Share of a commission calculated at a rate per annum equal to the Applicable Margin for Eurodollar Loans (calculated in the same manner as interest) of the daily average L/C Exposure. Such commission shall be payable in arrears on and through the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of June 2000) prior to the Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is the later), on the Commitment Termination Date and on the expiration of the last outstanding Letter of Credit.

          (iii) Promptly upon receipt by the Administrative Agent of any amount described in clause (ii) of this Section 2.15(f), or by the Issuing Bank of any amount described in Section 2.14(e) previously reimbursed to the Issuing Bank by the Lenders, the Issuing Bank or the Administrative Agent (as applicable) shall distribute to each Lender its Pro Rata Share of such amount. Amounts payable under clauses (i)(A) and (i)(B) of this Section 2.15(f) shall be paid directly to the Issuing Bank and shall be for its exclusive use.

     (g) If by reason of (i) any change in Applicable Law after the Initial Date as determined for the Issuing Bank or any Lender, or in the interpretation or administration thereof after the Initial Date (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Issuing Bank or such Lender with any direction, request or requirement (whether or not having the force of law) issued after such Initial Date by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the Initial Date), including, without limitation, any modifications:

          (A) the Issuing Bank or any Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, charge, fee, deduction or withholding (i) that is measured with respect to the overall net income of the Issuing Bank or such Lender or of a Lending Office of the Issuing Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Issuing Bank or such Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (ii) that is imposed solely by reason of the Issuing Bank or such Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank may properly make the declaration or claim or so establish non- residence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.15, whether directly or by such being imposed on or suffered by the Issuing Bank or any Lender;

          (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit shall be changed;

          (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

          (D) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Section 2.15, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or such Lender may, at any time, notify the Borrower, and the Borrower shall promptly pay the Issuing Bank or such Lender upon its written demand such amounts as the Issuing Bank or such Lender may reasonably specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. Sections 2.10(b), (c) and (d) shall in all instances apply to the Issuing Bank and any Lender with respect to Letters of Credit issued hereunder. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this
Section 2.15 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

     (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Administrative Agent may, and if directed by the Required Lenders shall, require the Borrower to deliver to the Issuing Bank Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security reasonably acceptable to the Administrative Agent and the Issuing Bank. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Commitment Termination Date, (i) no Default or Event of Default is then continuing, the Issuing Bank shall return all of such collateral relating to such deposit to the Borrower if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the Cash Equivalents delivered to the Issuing Bank hereunder shall exceed the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due under this Credit Agreement and the remainder shall be returned to the Borrower.

     (i) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.15 shall remain in full force and effect until the Issuing Bank, the Administrative Agent and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

     SECTION 2.16. Provisions Relating to the Borrowing Base. (a) The Administrative Agent or the Required Lenders may from time to time by written notice to the Borrower (i) delete any Person or Affiliated Group from the schedule of Acceptable Obligors or (ii) decrease the Allowable Amount for any Acceptable Obligors, in each case, as the Administrative Agent or the Required Lenders acting in good faith may deem appropriate. Any such notice shall be prospective only, i.e., to the extent that giving effect to such notice would otherwise result in a mandatory prepayment by the Borrower under Section 2.9(c), such notice shall not be given effect for purposes of such mandatory prepayment, but shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrower's receipt of such notice.

     (b) The Required Lenders may also from time to time by written notice to the Borrower add or reinstate a Person or Affiliated Group to the schedule of Acceptable Obligors or increase or reinstate the Allowable Amount for any Acceptable Obligor, as they may in their discretion deem appropriate.

     (c) In the event the Administrative Agent or the Required Lenders notify the Borrower that a Person or Affiliated Group is to be deleted as an Acceptable Obligor in accordance with Section 2.16(a), no additional Eligible Receivables from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Required Lenders thereafter notify the Borrower that such Person or Affiliated Group is reinstated as an Acceptable Obligor in accordance with Section 2.16(b). In the event the Administrative Agent or the Required Lenders notify the Borrower that the Allowable Amount with respect to an Acceptable Obligor is to be reduced in accordance with Section 2.16(a), no additional Eligible Receivables from such Acceptable Obligor may be included in the Borrowing Base subsequent to such notice if such inclusion would result in the aggregate amount of Eligible Receivables from such Acceptable Obligor being in excess of the Allowable Amount for such Acceptable Obligor after giving effect to such reduction unless the Required Lenders thereafter notify the Borrower that the Allowable Amount for such Acceptable Obligor is increased in accordance with Section 2.16(b); provided, however, that the Allowable Amount for such Acceptable Obligor shall automatically be restored to its former amount upon request of the Borrower if the Administrative Agent or the Required Lenders, as the case may be, are satisfied that the circumstances which caused the Administrative Agent or the Required Lenders, as the case may be, to reduce such Allowable Amount are no longer continuing.

     SECTION 2.17. Eurodollar Reserves. The Borrower shall pay to the Administrative Agent for the account of each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including Eurocurrency Liabilities (as defined in Regulation D of the Eurocurrency Liabilities), additional interest on the unpaid principal amount of each Eurodollar Loan made to the Borrower by such Lender, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) the LIBO Rate for such interest period from (ii) the rate obtained by multiplying the LIBO Rate above by a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the average Statutory Reserves of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower in writing (together with an explanation in reasonable detail of the reasons therefor) (with a copy to the Administrative Agent) not later than five Business Days before the date of the next Borrowing for such Loan, and such additional interest so notified to the Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender on each Interest Payment Date for such Loan.

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

     In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Credit Agreement and to make the Loans and issue or participate in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans and the issuance of the Letters of Credit.

     SECTION 3.1. Corporate Existence and Power. Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing as a foreign corporation might render Eligible Receivables which are included in the Borrowing Base unenforceable or would have a Material Adverse Effect. Each of the Credit Parties has the corporate power and authority to own its respective properties and carry on its respective businesses as now being conducted, to execute, deliver and perform, as applicable, its obligations under this Credit Agreement, the Notes and the other Fundamental Documents and other documents contemplated hereby and to grant to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, a security interest in the Collateral of such Credit Party as contemplated by Article 8 hereof, and in the Pledged Securities as contemplated by Article 10 hereof and to guaranty the Obligations as contemplated by Article 9 hereof.

     SECTION 3.2. Corporate Authority and No Violation. (a) The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and, in the case of the Borrower, the Borrowings hereunder and the execution and delivery of the Notes and, in the case of each Credit Party, the grant by such Credit Party to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders of the security interest in the Collateral as contemplated by Article 8 hereof and in the other Fundamental Documents and in the Pledged Securities as contemplated by Article 10 hereof and, in the case of each Guarantor, the guaranty by such Guarantor of the Obligations as contemplated in
Article 9 hereof (i) have been duly authorized by all necessary corporate action on the part of each such Credit Party, (ii) will not constitute a violation by such Credit Party of any provision of Applicable Law or any order of any Governmental Authority applicable to such Credit Party or any of its properties or assets except where such violation would not have a Material Adverse Effect,
(iii) will not violate any provision of the Certificate or Articles of Incorporation or other organizational documents or By-Laws of such Credit Party, or any provision of any Distribution Agreement, indenture, agreement, bond, note or other similar instrument to which such Credit Party is a party or by which such Credit Party or its properties or assets are bound, (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any such Distribution Agreement, indenture, agreement, bond, note or other instrument, except where such conflict, breach or default would not have a Material Adverse Effect and (v) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of any of the Credit Parties other than pursuant to this Credit Agreement or the other Fundamental Documents.

     (b) There are no restrictions on the transfer of any of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder.

     SECTION 3.3. Governmental Approval. All authorizations, approvals, registrations or filings with any Governmental Authority (other than UCC financing statements and the Copyright Security Agreement which will be delivered to the Administrative Agent prior to the making of the initial Loan hereunder, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of the Notes, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

     SECTION 3.4. Binding Agreements. This Credit Agreement and the other Fundamental Documents when executed will constitute the legal, valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the rights and remedies of creditors generally and to general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding thereof may be brought.

     SECTION 3.5. Financial Statements. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (including all Guarantors) at December 31, 1999 and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (including all Guarantors) at March 31, 2000, together with the related statements of cash flows and stockholders' equity and the related notes and supplemental information for the audited statements, in the forms which have previously been provided to the Administrative Agent for distribution to the Lenders, have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present in all material respects the consolidated financial condition or the results of operations of the Borrower and its Consolidated Subsidiaries (including all Guarantors) at the dates or for the periods indicated, subject (in the case of unaudited statements) to changes resulting from normal year-end and audit adjustments and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, or reserve therefor as of such dates required in accordance with GAAP to be shown on or disclosed in the notes to the financial statements.

     SECTION 3.6. No Material Adverse Change; Solvency. (a) There has been no material adverse change with respect to the business, operations, performance, assets, properties or financial condition of the Credit Parties, taken as a whole, from March 31, 2000 except for changes due to seasonality consistent with the corresponding periods in prior years.

     (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) expected to be borrowed or repaid on the Closing Date (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (ii)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6, "debt" means any liability or a claim, and "claim" means (x) the right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

     SECTION 3.7. Ownership of Pledged Securities, Subsidiaries, etc. (a) Annexed hereto as Schedule 3.7(a) is a correct and complete list, as of the date hereof, of each Credit Party and each Controlled Foreign Corporation showing, as to each, its name, the jurisdiction of incorporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of the capital stock of each such Credit Party and Controlled Foreign Corporation.

     (b) Except as noted on Schedule 3.7(b), no Credit Party owns any voting stock or beneficial interest, directly or indirectly, in any entity other than another Credit Party or a Controlled Foreign Corporation.

     SECTION 3.8. Copyrights and Other Rights. On the date hereof, the items of Product and Film Assets listed on Schedule 3.8 comprise all of the Product and Film Assets in which any Credit Party has any right, title or interest (either directly or through a joint venture or partnership). The copyright registration number and the character of the interests held by the Credit Party on the date hereof for the items of Product and Film Assets listed on Schedule 3.8(a) are set forth across from the description of such item of Product and Film Assets and as to each such item of Product or Film Assets the Credit Party holding such interests has duly recorded its interests in the United States Copyright Office and has delivered copies of all such recordations to the Administrative Agent.
Schedule 3.8 also identifies, as of the date hereof, the location of the best available Physical Materials related to each item of Product owned by the Credit Parties. The Physical Materials held at such locations are sufficient to permit the Credit Parties to fully exploit their rights in such items of Product and to perform all of the Credit Parties' material obligations under all Distribution Agreements to which they are a party, other than rights and Distribution Agreements with respect to items of Product which are not yet Completed. To the best of each Credit Party's knowledge, all items of Product and Film Assets in which the Credit Party has an interest do not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, contract or copyright right or any other right of any Person or contain any libelous or slanderous material other than to an extent which either would not have a Material Adverse Effect or for which coverage is provided in existing insurance policies. Except as set forth on Schedule 3.12, there is no claim, suit, action or proceeding pending or, to the best of each Credit Party's knowledge, threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product or Film Assets listed on Schedule
3.8 and no Credit Party has knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product or Film Assets listed on Schedule 3.8.

     SECTION 3.9. Fictitious Names. Except as disclosed on Schedule 3.9, none of the Credit Parties are doing business or intend to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name.

     SECTION 3.10. Title to Properties. The Credit Parties have good title or valid leasehold interests to each of the properties and assets reflected on the latest balance sheets referred to in Section 3.5 (other than such properties or assets disposed of in the ordinary course of business since the date of such balance sheets) and, to the best of each Credit Party's knowledge, all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

     SECTION 3.11. Places of Business. The chief executive office of each Credit Party is, on the date hereof, as set forth on Schedule 3.11 hereto. All of the places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.11 hereto.

     SECTION 3.12. Litigation. Except as set forth on Schedule 3.12 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of, or, to the knowledge of such Credit Party, threatened action, suit or other proceedings against or affecting, any Credit Party or of any of their respective properties or rights. None of the items, if any, listed on Schedule 3.2 either (A) if adversely determined would have a significant likelihood of having a Material Adverse Effect, or (B) relate to this Credit Agreement or any of the transactions contemplated hereby. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default would have a Material Adverse Effect.

     SECTION 3.13. Federal Reserve Regulations. No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

     SECTION 3.14. Investment Company Act. No Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

     SECTION 3.15. Taxes. Except as disclosed in Schedule 3.15, each Credit Party has filed or caused to be filed all federal, state and local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by
Section 5.13 hereof. Except as disclosed in Schedule 3.15, no Credit Party knows of any material additional assessments or any basis therefor. The Credit Parties believe that the changes, accrual and reserves on its books in respect of taxes or other governmental changes are adequate.

     SECTION 3.16. Compliance with ERISA. Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and with respect to each Plan which a Credit Party or the respective ERISA Affiliate intends to be a qualified plan under section 401(a) of the Code and the Credit Party or the applicable ERISA Affiliate has received a favorable determination letter from the IRS and, to the knowledge of the Credit Parties, nothing has occurred with respect to any Plan since the date of such determination letter for such Plan that could reasonably be expected to affect the qualified status of such Plan. No Reportable Event has occurred in the last five years as to any Plan, and the present value of all benefits under all Plans subject to Title IV of ERISA (based on those assumptions used to fund such Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such Plans allocable to such benefits. No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under sections 4971 through 4980B of the Code, sections 502(i) or 502(l) of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by any Credit Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

     SECTION 3.17. Agreements. (a) As of the date hereof, no Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including any Distribution Agreement) to which it is a party and, with respect to the time period subsequent to the Closing Date, which would reasonably be expected to have a Material Adverse Effect.

     (b) Schedule 3.17 is a true and complete listing as of the date hereof of
(i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Credit Parties, other than the Fundamental Documents, (ii) all joint venture agreements to which the Credit Parties are a party, (iii) all Distribution Agreements and (iv) all other contractual arrangements which are material to any Credit Party, including but not limited to, Guaranties and employment agreements. The Credit Parties have delivered or made available to the Administrative Agent or its counsel a true and complete copy of each agreement described on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a contract or agreement shall be deemed "material" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of $1,000,000, (B) incur liabilities or obligations in excess of $1,000,000 or (C) likely suffer damages or losses in excess of $500,000 by reason of the breach or termination thereof.

     SECTION 3.18. Security Interest; Other Security. This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders (upon (i) the filing of the appropriate UCC-1 financing statements with the filing offices listed on Schedule 3.11, (ii) the filing of the Copyright Security Agreement with the U.S. Copyright Office and (iii) delivery of the Pledged Securities with appropriate stock powers to the Administrative Agent) valid and first priority perfected security interests in the Collateral and the Pledged Securities in existence on the Closing Date, subject only to Permitted Encumbrances.

     SECTION 3.19. Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent for the benefit of the Lenders by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party not constituting general industry conditions or not disclosed in such agreements, documents, certificates and statements which would have a Material Adverse Effect.

     SECTION 3.20. Distribution Rights. Each Credit Party has sufficient right, title and interest in each item of Product to enable it (i) to enter into and perform in all material respects all of the Distribution Agreements to which it is a party relating to such item of Product and other agreements generating Eligible Receivables and accounts receivable reflected on the most recent balance sheet delivered in accordance with Section 5.1 and the most recent Borrowing Base Certificate delivered to the Lenders pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Credit Party is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches would have, or would reasonably be expected in the future to have, a Material Adverse Effect.

     SECTION 3.21. Environmental Liabilities. (a) No Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at or from any of its properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question materially violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Credit Parties' knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question materially violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which would reasonably be expected to have a Material Adverse Effect and (ii) no claims have been made against any of the Credit Parties during the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a Material Adverse Effect which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any

Credit Party, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location.

     SECTION 3.22. Pledged Securities. All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any Liens, other than those created pursuant to this Credit Agreement or Permitted Encumbrances and there are no restrictions on the transfer of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder. There are no outstanding rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of the issuers of the Pledged Securities. The Pledged Securities are owned by the Persons specified on Schedule 3.7(a).

     SECTION 3.23. Compliance with Laws. No Credit Party is in violation of any Applicable Law except for such violations in the aggregate which would not have a Material Adverse Effect. The Borrowings hereunder and the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by
Section 5.19 will not violate any Applicable Law.

     SECTION 3.24. Projected Financial Information. The Borrower has delivered to the Administrative Agent certain projections (copies of which were previously circulated to the Lenders) relating to the Borrower and its Consolidated Subsidiaries (including all Guarantors) consisting of balance sheets and statements of income, cash flows, stockholders' equity, Borrowing Base availability and covenant compliance, together with appropriate supporting details and a statement of the underlying assumptions. Such projected statements cover a period commencing on January 1, 2000 and ending on December 31, 2002 and are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such other projections may differ from the projected results.

4.  CONDITIONS OF LENDING

     SECTION 4.1. Conditions Precedent to Initial Loans or Letter of Credit. The obligation of the Issuing Bank to issue the initial Letter of Credit and of each Lender to make its initial Loan or issue and participate in the initial Letter of Credit is subject to the following conditions precedent:

     (a) Corporate Documents. The Administrative Agent shall have received, with copies for each of the Lenders:

          (i) a copy of the articles or certificate of incorporation or other organizational document of each Credit Party, certified as of a recent date by the Secretary of State of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

          (ii) a certificate of the Secretary of State and of the franchise tax entity of such jurisdiction of incorporation, dated as of a recent date as to the good standing of and payment of taxes by each Credit Party which lists the charter documents on file in the office of such Secretary of State;

          (iii) a certificate dated as of a recent date as to the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which each Credit Party is qualified as a foreign corporation;

          (iv) a certificate of the Secretary of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such party authorizing (to the extent applicable) the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Credit Agreement, the Notes (if any) to be executed by it, and any other documents required or contemplated hereunder or thereunder to be executed by it and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that the certificate of incorporation of such party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's certificate and (D) as to the incumbency and specimen signature of each officer of such party executing (as applicable) this Credit Agreement, the Notes or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

          (v) such additional supporting documents as the Administrative Agent or its counsel or any Lender may reasonably request.

     (b) Credit Agreement; Notes. The Administrative Agent shall have received the Credit Agreement executed by the Credit Parties and the Notes executed by the Borrower.

     (c) Opinion of Counsel. The Administrative Agent shall have received the written opinion of Graubard Mollen & Miller, counsel to the Credit Parties, dated the date hereof and addressed to the Administrative Agent and the Lenders substantially in the form attached hereto as Exhibit B, in form and substance satisfactory to Morgan, Lewis & Bockius LLP.

     (d) Contribution Agreement. The Administrative Agent shall have received the Contribution Agreement executed by the Credit Parties.

     (e) No Material Adverse Change. No material adverse change shall have occurred with respect to the business (except for changes due to seasonality that are consistent with corresponding periods in prior years), assets, properties or condition (financial or otherwise) of the Credit Parties taken as a whole from March 31, 2000.

     (f) Insurance. The Borrower shall have furnished the Administrative Agent with (i) a summary of all existing insurance coverage, (ii) evidence reasonably acceptable to the Administrative Agent that the insurance policies required by
Section 5.5 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as Administrative Agent, as the Certificate holder and shall evidence the Borrower's compliance with Section 5.5(f) with respect to all insurance coverage existing as of the Closing Date.

     (g) Borrowing Base Certificate. The Administrative Agent shall have received an initial Borrowing Base Certificate substantially in the form of Exhibit C hereto, signed by an Authorized Financial Officer.

     (h) Security and Other Documentation. The Administrative Agent shall have received two fully executed copies of (i) Pledgeholder Agreements for each item of Product intended for theatrical release from each principal Laboratory (identified as such on Schedule 3.11), for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.8(a) hereto; (ii) a Copyright Security Agreement listing each item of Product and Film Assets in which any Credit Party has a copyrightable interest (as listed on Schedule 3.8(a) hereto) executed by each such Credit Party; (iii) Laboratory Access Letters from each principal Laboratory (identified as such on Schedule 3.11) where a Credit Party has access rights to any physical elements of Product; (iv) appropriate UCC-1 financing statements relating to the Collateral; and (v) the Pledged Securities with appropriate undated stock powers executed in blank.

     (i) Security Interests in Copyrights and other Collateral. The Administrative Agent shall have received evidence reasonably satisfactory to it that each Credit Party has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in its financial statements and in the other documents presented to the Lenders to enable such Credit Party to perform the Distribution Agreements to which such Credit Party is a party and as to each

Credit Party to grant to Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders with a first priority perfected security interest in the Pledged Securities and Collateral (subject in the case of the Collateral, to Permitted Encumbrances) have been delivered to the Administrative Agent in satisfactory form for filing.

     (j) Payment of Fees. All fees and expenses then due and payable hereunder or under the Fee Letter by any Credit Party to the Administrative Agent and the Lenders in connection with the transactions contemplated hereby or by the Fee Letter shall have been paid.

     (k) Overseas Equity Offering. The Administrative Agent shall have received evidence satisfactory to it (i) of the completion of the Overseas Equity Offering and (ii) that the net proceeds to the Borrower from the Overseas Equity Offering are no less than $14,000,000.

     (l) Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or which would have a Material Adverse Effect.

     (m) Existing Indebtedness. Simultaneously with the making of the initial Loans, all outstanding loans, accrued interest and fees and expenses under the Existing Credit Facility shall have been paid in full, the commitments of the lenders thereunder shall have been terminated and all Liens granted in connection therewith shall have been terminated (with UCC termination statements delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent).

     (n) UCC Searches. The Administrative Agent shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances and the Existing Credit Facility) with regard to the Collateral are of record (or if such unpermitted Liens are disclosed, the Administrative Agent shall have received reasonably satisfactory evidence of release of such Liens) in any jurisdiction in which it shall be necessary or desirable for the Administrative Agent to make a UCC filing in order to provide the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) with a perfected security interest in the Collateral.

     (o) Financial Statements. The Administrative Agent and the Lenders shall have received and be satisfied with the true and complete copies of all the financial statements referred to in Section 3.5.

     (p) Projected Financial Information. The Credit Parties shall have delivered to the Administrative Agent forecasted financial statements consisting of balance sheets, cash flow statements, income statements and borrowing base projections together with appropriate supporting details and a statement of the underlying assumptions. Such projected statements shall cover a period commencing on the Closing Date and ending on December 31, 2002 and shall have been prepared on a basis consistent with the Borrower's past practices. All of the foregoing shall have been prepared in good faith and shall represent the good faith opinion of the senior management of the Borrower of the most probable course of its business as of the date of delivery of such projections to the Administrative Agent.

     (q) Required Consents and Approvals. The Administrative Agent shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of the Credit Parties, and from any other entity, foreign or domestic, whose consent or approval the Administrative Agent in its reasonable discretion deems necessary to consummate the transactions contemplated hereby.

     (r) Compliance with Laws. The Administrative Agent shall be satisfied that the transactions contemplated hereby and by the other Fundamental Documents will not violate any provision of Applicable Law.

     (s) Liquidity Certificate. The Lenders shall have received a Liquidity Certificate, duly executed by an Authorized Financial Officer of the Credit Party demonstrating compliance with Section 6.20.

     (t) ERISA. The Administrative Agent shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those Plans that are committed to on the Closing Date.

     (u) Due Diligence Review. The Administrative Agent shall have completed a due diligence investigation of the Credit Parties, including, without limitation, with respect to the initial film library valuation done by Cineval, LLC, and the results of such investigation shall have been satisfactory to the Administrative Agent.

     (v) Delivery of Agreements. The Administrative Agent shall have received a fully executed original and be satisfied with the terms and provisions of (i) the Borrower's standard form Distribution Agreement, (ii) all existing Distribution Agreements listed on Schedule 3.17, (iii) all joint venture or partnership agreements to which any Credit Party is a party and (iv) all other agreements listed on Schedule 3.17 to the extent requested by the Administrative Agent.

     (w) Approval of Counsel to the Administrative Agent. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

     (x) Other Documents. The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request.

     SECTION 4.2. Conditions Precedent to Each Loan and Letter of Credit. The obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make each Loan and to issue and participate in each Letter of Credit (including the initial Loans and Letter of Credit) are subject to the following conditions precedent:

     (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or the Issuing Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

     (b) Borrowing Certificate. The Administrative Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Financial Officer.

     (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

     (d) No Event of Default. On the date of each Borrowing or the issuance of each Letter of Credit each Credit Party shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

     (e) Other Documents. The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request.

Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this Section.

     SECTION 4.3. Conditions Precedent to Inclusion of Each Item of Product in the Borrowing Base. The inclusion in the Borrowing Base of any item of Product produced or acquired by a Credit Party after the Closing Date is subject to the following conditions precedent:

     (a) Insurance. The Borrower shall have furnished the Administrative Agent with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Administrative Agent that the insurance policies required by Section 5.3 have been obtained and are in full force and effect and (iii) certificates of insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as Administrative Agent, as the certificate holder and shall evidence such Borrower's compliance with
Section 5.3(g) with respect to all insurance coverage existing as of the date all conditions precedent set forth in this Section 4.3 have been satisfied or waived.

     (b) Chain of Title. The Administrative Agent shall have received copies of all agreements, instruments of transfer or other instruments (in recordable form) (including, without limitation, the rights agreements) necessary to establish, to the reasonable satisfaction of the Administrative Agent, (i) the applicable Credit Party's ownership of sufficient copyright rights in the literary properties upon which each item of Product is to be based to enable such Credit Party to produce and/or distribute the Product and to grant to the Administrative Agent for the benefit of the Lenders the security interests which are contemplated by this Credit Agreement, and (ii) the interest of such Credit Party in the Film Assets upon which each item of Product is to be based.

     (c) Security and Other Documentation. The Administrative Agent shall have received fully executed copies of, to the extent applicable, (i) a Copyright Security Agreement or Copyright Security Agreement Supplement, as applicable, listing each item of Product (including Film Assets) in which any Credit Party has a copyrightable interest (including, without limitation, as listed on Schedule 3.8 hereto) executed by such Credit Parties, (ii) appropriate UCC-1 financing statements relating to the Collateral, (iii) notice letters to each bank where there is a bank account (including, without limitation, Production Accounts) in which a security interest has been granted to the Administrative Agent for the benefit of the Lenders, (iv) Pledgeholder Agreements for each item of Product from each Laboratory and (v) any other security documentation relating to the Product as the Administrative Agent may reasonably require, all of which shall be in form and substance reasonably acceptable to the Administrative Agent.

     (d) Security Interests in Copyrights and other Collateral. The Administrative Agent shall have received evidence reasonably satisfactory to it that the applicable Credit Party has sufficient right, title and interest in and to the item of Product and related Collateral, as set forth in the documents presented to the Lenders to enable such Credit Party to produce the Product and to perform the Distribution Agreements and to grant to the Administrative Agent for the benefit of the Lenders the security interests contemplated by this Credit Agreement and the other Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law as the Administrative Agent shall deem necessary to provide the Administrative Agent for the benefit of the Lenders with a first priority perfected security interest in the item of Product and related Collateral have been filed or delivered to the Administrative Agent in satisfactory form for filing.

     (e) Payment of Fees. All fees and expenses then due and payable by any Credit Party to the Administrative Agent and the Lenders in connection with the transactions contemplated hereby or by the Fee Letter shall have been paid.

     (f) Completion Guarantee. The Administrative Agent shall have received a fully executed Completion Guarantee which shall be in form and substance satisfactory in all respects to the Administrative Agent.

     (g) UCC Searches. The Administrative Agent shall have received UCC, copyright office and other searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction.

     (h) Distribution Agreements. The Administrative Agent shall have received a fully executed original and be reasonably satisfied with the terms and provisions of any Distribution Agreement entered into after the Closing Date relating to amounts in excess of $400,000.

     (i) Liquidity Certificate. The Lenders shall have received a Liquidity Certificate, duly executed by an Authorized Financial Officer of the Credit Party demonstrating compliance with Section 6.20.

     (j) Approved Budget and Approved Cash Flow. The Lenders shall have received and reviewed a copy of both the Approved Budget and the Approved Cash Flow for the applicable item of Product and evidence that it has been approved by all parties that have approval rights thereto.

     (k) Talent Agreements. The Administrative Agent shall have received a copy of the executed agreement for the services of each of the producer, director and principal cast (as well as any other Person to whom a share of revenue (gross or net) with respect to an item of Product is payable).

     (l) Interparty Agreements. The Lenders shall have received a fully executed original of each interparty agreement that the Administrative Agent deems warranted.

     (m) Credit Party Funding. The Administrative Agent shall be satisfied that the Credit Parties have either paid items of Budgeted Negative Cost or the acquisition cost (acknowledged in writing by the Approved Completion Guarantor) or have deposited (or have provided for such deposit concurrently with the initial Loan or Letter Credit with respect to each item of Product) in the Production Account an aggregate amount equal to the amount by which the Strike Price for that item of Product exceeds the amount of Loans to be made and Letters of Credit to be issued hereunder in connection with such item of Product.

     (n) Compliance with Laws. The Administrative Agent shall be satisfied that the transactions contemplated hereby and by the other Fundamental Documents will not violate any provision of Applicable Law.

     (o) Approval of Counsel to the Administrative Agent. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

     (p) Other Documents. The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request.


5.  AFFIRMATIVE COVENANTS

     From the date hereof and for so long as the Commitments shall be in effect, any amount remains outstanding under the Notes, any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will:

     SECTION 5.1. Financial Statements and Reports. Furnish or cause to be furnished to the Administrative Agent in sufficient numbers for distribution to the Issuing Bank and the Lenders:

     (a) Within 120 days after the end of each fiscal year of the Borrower the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (including all Guarantors) as at the end of, and the related statements of income, stockholders' equity and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified opinion of PriceWaterhouseCoopers LLP, or any other of the Big Five accounting firms or another independent public accountant of recognized standing as shall be retained by the Borrower and be satisfactory to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements.

     (b) Within 60 days after the close of each of the first three fiscal quarters of each of its fiscal years, the unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries (including all Guarantors) as at the end of, and the related unaudited consolidated statements of income and cash flow for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by an Authorized Financial Officer, on behalf of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly in all material respects the financial position of the Borrower and its Consolidated Subsidiaries (including the Guarantors) as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Financial Officer in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Authorized Financial Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default has occurred and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.15 through 6.20 hereof, (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c) and (iv) containing a brief report by management of the operations of the Borrower;

     (d) Together with each set of audited financial statements required by paragraph (a) above, a certificate from the independent public accountants rendering the report thereon (i) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of the accounting period covered by such financial statements, which constitutes an Event of Default under covenants relating to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof and (ii) stating that, insofar as they relate to accounting matters, the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of paragraph (c) above at the end of the fiscal year are stated in accordance with the terms of this Credit Agreement;

     (e) On or prior to the twentieth day of each month, a certificate ("Borrowing Base Certificate") in the form of Exhibit C hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be reasonably detailed information including the calculation of each such component (the Borrower, at their option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as they may deem appropriate);

     (f) Promptly upon their becoming available, copies of all audits (except royalty audits, participation audits and similar audits), studies, reports or evaluations prepared for or submitted to any of the Credit Parties by any outside professional firm or service in connection with each annual, interim or special audit of the financial statements of the Borrower, including, without limitation, the comment letter submitted by the Credit Parties' accountants to management in connection with their annual audit;

     (g) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which any Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or


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any successor agency and (ii) all audits, reports, financial statements, press releases and other information which any Credit Party shall release, send or make available to its stockholders generally;

     (h) Upon reasonable request, deliver all regular periodic financial reports prepared by a Credit Party with respect to each item of Product from the beginning of preproduction for such item of Product until such item of Product is Completed. Such report shall include the Credit Party's cost basis in the item of Product and the estimated cost to Complete such item of Product;

     (i) Deliver within (i) fifteen (15) Business Days after delivery of the statements referred to in paragraph (a) of this Section 5.1, forecasted financial statements consisting of balance sheets of the Borrower and its Consolidated Subsidiaries (including all Guarantors), cash flow statements and income statements together with appropriate supporting details and a statement of underlying assumptions comparable to the projections delivered to the Lenders pursuant to Section 4.1(p) hereof which cover the succeeding two fiscal years, and which shall have been prepared in accordance with GAAP; and

     (j) From time to time such additional information regarding the financial condition or business of the Credit Parties or otherwise regarding the Collateral, as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request including, without limitation, copies of all management projections, studies or evaluations prepared by consultants for or presented to any Credit Party's Board of Directors.

     SECTION 5.2. Corporate Existence; Compliance with Laws. Subject to Section 6.7, do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises, and (ii) comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except with respect to any Guarantor where the failure to do so would not have a Material Adverse Effect.

     SECTION 5.3. Maintenance of Properties. Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all leases and other agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP, unless the failure to do so would not have a Material Adverse Effect.

     SECTION 5.4. Notice of Material Events. (a) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition or operations of the Borrower and its Subsidiaries taken as a whole, financial or otherwise (other


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


than changes due to seasonality that are consistent with the corresponding periods in prior years), (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement, the repayment of the Notes or the security interests granted to the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders under this Credit Agreement or any other Fundamental Document, (iv) the opening of any office of any Credit Party or the change of the executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (v) any change in the name of any Credit Party, (vi) any other event which could reasonably be expected to materially and adversely impact on the amount or collectibility of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or (vii) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to claimed default or event or condition of the type referred to in paragraph (f) of Article 7, such Credit Party shall promptly give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

     (b) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of or threat of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii), could reasonably be expected to materially and adversely affect the Borrower and its Subsidiaries (including the Guarantors) taken as a whole, such Credit Party shall promptly give notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters.

     SECTION 5.5. Insurance. (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent or greater than normal U.S. industry standards for companies similar to the Borrower) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal U.S. industry practices for companies similar to the Borrower.

     (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses.

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



     (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party or from the date of acquisition of each item of Product acquired by any Credit Party, through the third anniversary of the date on which such item of Product is Completed and as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy with respect to all items of Product for which principal photography has commenced, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

     (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as the Administrative Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive or internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product and otherwise recreating such item, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for a like type of Product, but at minimum, to the extent required under all applicable contracts relating thereto.

     (e) Maintain, or cause to be maintained, in effect distributor's "Errors and Omissions" insurance to the extent and in amounts customary for companies in similar businesses.

     (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of cancellation, termination, non-renewal or lapse or material change of coverage shall be given to the Administrative Agent; (ii) name the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders as a loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), provided, however, that production insurance recoveries received prior to Completion or abandonment of an item of Product may be turned over to the relevant Credit Party to be utilized to finance the production of such item of Product and property insurance proceeds may be turned over to the relevant Credit Party to be used to repair damage in respect of which such proceeds were received; and (iii) to the extent that none of the Administrative Agent, the Issuing Bank or the Lenders shall be liable for premiums or calls, name the Administrative Agent, the Issuing Bank and the Lenders as additional insureds including, without limitation, under any "Errors and Omissions" policy.

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



     (g) Upon the request of the Administrative Agent, the Borrower will render to the Administrative Agent a statement in such detail as the Administrative Agent may reasonably request as to all such insurance coverage.

     SECTION 5.6. Production. Cause each item of Product being produced by any Credit Party to be produced in all material respects in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Credit Party is a party, subject to the terms and conditions of such agreements.

     SECTION 5.7. Music. When an item of Product has been scored, if requested by the Administrative Agent, deliver to the Administrative Agent within a reasonable period of time after such request (a) written evidence of the music synchronization rights, if any, obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

     SECTION 5.8. Copyright. (a) Within 90 days after the later of (x) the initial release or broadcast of each item of Product or (y) the acquisition of rights in each such item of Product by a Credit Party, to the extent any Credit Party is or becomes the copyright proprietor thereof, or any Credit Party otherwise acquires a copyrightable interest, take any and all actions necessary to register the copyright for such item in the name of such Credit Party (subject to a Lien in favor of the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the Issuing Bank pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Administrative Agent may reasonably specify, and, if such interest may be registered with the United States Copyright Office or such other jurisdictions, promptly deliver to the Administrative Agent (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (ii) a Copyright Security Agreement Supplement relating to such item executed by such Credit Party.

     (b) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product or Film Assets in which such Credit Party is not entitled to be the initial copyright proprietor, and, if such interest may be registered with the United States Copyright Office or such other jurisdictions, promptly record such instruments of transfer on the United States Copyright Register and in such other jurisdictions as the Administrative Agent may reasonably specify.

     SECTION 5.9. Books and Records. (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Administrative Agent and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing Base) and upon advance written notification to the Borrower may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificates and the various other reports delivered by any Credit Party to the Administrative Agent, the Issuing Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

     (b) If, prior to an Event of Default, the Administrative Agent wishes to confirm with account debtors and other payors the amounts and terms of any or all Eligible Receivables included in the Borrowing Base, the Administrative Agent will so notify the Borrower in writing. The Administrative Agent agrees to have such confirmation made through the Credit Parties' auditors. If for any reason such auditors fail to proceed with the confirmations, the Administrative Agent may proceed to make such confirmations directly with account debtors and other payors. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to confirm directly with account debtors the amounts and terms of all accounts receivable.

     SECTION 5.10. Third Party Audit Rights. Promptly notify the Administrative Agent of, and allow the Administrative Agent access to the results of, all audits conducted by any Credit Party of any third party licensee under any agreement with respect to any item of Product included in the Collateral, or of any partnership or joint venture. The Credit Parties will exercise their audit rights with respect to any third party licensees, partnerships and joint ventures upon the reasonable request of the Administrative Agent. After an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to exercise through any Credit Party such Credit Party's right to audit any obligor under an agreement with such Credit Party with respect to any item of Product included in the Collateral.

     SECTION 5.11. Observance of Agreements. Duly observe and perform all material terms and conditions of all material agreements to which any Credit Party is a party with respect to the exploitation of items of Product and Film Assets and diligently protect and enforce the rights of the Credit Party under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

     SECTION 5.12. Laboratories; No Removal. (a) To the extent any Credit Party has control over or rights to receive any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Administrative Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such materials at a Laboratory that has delivered a Pledgeholder Agreement or Laboratory Access Letter to the Administrative Agent, then the Credit Party will deliver to the Administrative Agent a fully executed Laboratory Access Letter covering such


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


materials. Prior to requesting any such Laboratory to deliver such negative or other preprint or sound track material or master tapes to another laboratory, any such Credit Party shall provide the Administrative Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other laboratory and all other parties to such Pledgeholder Agreement (other than the Administrative Agent). Each Credit Party hereby agrees not to deliver or remove or cause the delivery or removal of the original negative and film or sound materials or master tapes with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States, Canada, the United Kingdom or such other location reasonably approved by the Administrative Agent or (ii) to any state or jurisdiction where UCC-1 financing statements (or in the case of jurisdictions outside the United States, documentation similar in purpose and effect satisfactory to the Administrative Agent) have not been filed against such Credit Party holding any rights to such item of Product.

     (b) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory as soon as practicable and will use its best efforts to deliver the daily rushes on a weekly basis.

     (c) With respect to items of Product Completed after the Closing Date, together with the financial statements delivered pursuant to Section 5.1(b), deliver to the Administrative Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

     SECTION 5.13. Taxes and Charges. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all material taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the Credit Parties; and provided, further, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor or post a bond or other security thereof. Each Credit Party will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations.

     SECTION 5.14. Liens. Defend the Collateral against any and all Liens howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.


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     SECTION 5.15. Further Assurances; Security Interests. (a) Upon the request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

     (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

     (c) Promptly undertake to deliver or cause to be delivered to the Administrative Agent, the Issuing Bank and the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders.

     (d) With respect to each Distribution Agreement entered into after the Closing Date relating to Product produced or acquired by a Credit Party after the date hereof, as promptly as practicable execute and (i) cause each party thereto to duly execute and deliver to the Administrative Agent an original Notice of Assignment and Irrevocable Instructions or (ii) include language constituting such notice in each such Distribution Agreement.

     (e) With respect to each Distribution Agreement in existence on the Closing Date giving rise to Eligible Receivables in excess of $400,000 included in the Borrowing Base, execute and cause each party thereto to duly execute and deliver to the Administrative Agent an original Notice of Assignment and Irrevocable Instructions.

     SECTION 5.16 Receivables Audit. In connection with the annual audit of the financial statements of the Borrower and its Consolidated Subsidiaries (including all Guarantors) by PriceWaterhouseCoopers LLP (or any successor auditor), if so requested by the Administrative Agent, arrange for account


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


debtors to confirm accounts receivable (both on and off balance sheet) which confirmations shall be delivered by PriceWaterhouseCoopers LLP (or such successor auditor) to the Administrative Agent.

     SECTION 5.17. ERISA Compliance and Reports. Furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after any Credit Party has knowledge that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC, (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under
Section 412 of the Code with respect to a Plan, (iii) a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, (iv) proceedings have been instituted to terminate a Plan or (v) a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or any such Credit Party or ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, if the occurrence of any of the foregoing events individually or in the aggregate would result in a liability which is materially adverse to the financial condition of the Borrower and its Subsidiaries taken as a whole, or a Credit Party, or would materially adversely affect the ability of the Credit Party to perform its obligations under this Credit Agreement or the Notes, a statement of an Authorized Financial Officer of a Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (b) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice any Credit Party or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

     SECTION 5.18. Environmental Laws. (a) Promptly notify the Administrative Agent upon any Credit Party becoming aware of any violation or potential violation or non- compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

     (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a Material Adverse Effect.

     (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

     (d) Defend, indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

     SECTION 5.19. Use of Proceeds. Use the proceeds of the Loans solely to (i) refinance outstanding loans, accrued interest and fees and expenses under the Existing Credit Facility, (ii) finance the Borrower's or a Guarantor's production, acquisition, distribution (including, without limitation, internet distribution) and exploitation of feature length motion pictures, television programming, video product and rights therein, (iii) fund the Borrower's or a Guarantor's working capital and/or (iv) otherwise for lawful corporate purposes of the Borrower.

     SECTION 5.20. Uncompleted Products. With respect to each item of Product for which any Credit Party has any Production Exposure in the amount of $1,500,000 or more, deliver to the Administrative Agent not later than (A) five
(5) Business Days prior to the commencement of principal photography of any such item of Product being produced by or under the control of any Credit Party or for which any Credit Party has a financial interest which is subject to a completion risk (i.e., payment by such Credit Party is not conditioned upon delivery), and (B) five (5) Business Days prior to payment of the acquisition cost for a negative pickup for any item of Product, each of the following to the extent applicable (it being understood that for purposes of clause (B) that


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


clauses (i) and (viii) below shall not be applicable, and that a Pledgeholder Agreement or a Laboratory Access Letter in lieu of a Pledgeholder Agreement pursuant to clause (vii) shall be delivered if such item of Product is not already covered by a Pledgeholder Agreement): (i) the budget and cash flow schedule for such item of Product, (ii) a schedule identifying all agreements in connection with such item of Product which provide for deferments of compensation or a gross profit participation, in either case, payable by any Credit Party or from its share of revenues, (iii) copies of such of the foregoing agreements as the Administrative Agent may reasonably request, (iv) certificates or binders of insurance with respect to such item of Product (and policies of insurance if requested by the Administrative Agent), including all forms of insurance coverage required by Section 5.5 hereof, (v) copies of all instruments of transfer or other instruments (in recordable form) ("Chain of Title" documents) necessary to establish, to the reasonable satisfaction of the Administrative Agent, in the appropriate Credit Party ownership of sufficient copyright rights in the literary properties upon which such item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) the security interests therein which are contemplated by this Credit Agreement which documents shall evidence to the Administrative Agent's satisfaction the Credit Party's rights in, and with respect to, such item of Product, (vi) an executed Copyright Security Agreement Supplement with respect to such item of Product, (vii) to the extent not already covered by an existing Pledgeholder Agreement, executed Pledgeholder Agreement(s) with respect to such item of Product and (viii) a Completion Guarantee with respect to such item of Product.

     SECTION 5.21 Security Agreements with the Guilds. Furnish to the Administrative Agent duly executed copies of each security agreement relating to an item of Product entered into by a Credit Party with any guild and with respect to (A) any such guild security agreement entered into after the date hereof, furnish to the Administrative Agent duly executed copies of an intercreditor agreement (in the customary form used by the Administrative Agent) from the applicable guild with respect to the security interest and other rights granted to it pursuant to each such security agreement and (B) any such security agreement entered into prior to the date hereof with respect to an item of Product included in the Borrowing Base, (x) use its reasonable best efforts to furnish the Administrative Agent duly executed copies of an intercreditor agreement described in clause (A) above, or (y) furnish duly executed copies of an intercreditor agreement from the applicable guild with respect to all such items of Product (which agreement provides the Administrative Agent with notice and an opportunity to cure prior to any such guild foreclosing on such items of Product).

     SECTION 5.22. Negative Cost Statements. Deliver to the Administrative Agent, within 30 days after each item of Product produced by a Credit Party is Completed, a tentative negative cost statement, and within 120 days after each such item of Product is Completed, a final negative cost statement.

     SECTION 5.23. Subsidiaries. Deliver to the Administrative Agent reasonably promptly after formation of any new direct or indirect Subsidiary (but in any

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event prior to commencement of operations by such Subsidiary) an Instrument of
Assumption and Joinder executed by such Subsidiary, appropriate UCC-1 financing statements, corporate documents to the extent set forth in Section 4.1(a), written opinions of counsel (which may be an employee of, or counsel for, a Credit Party) in form and substance satisfactory to the Administrative Agent and certificates representing 100% of the stock of such Subsidiary owned by the Credit Party together with an undated stock power executed in blank, except that with respect to any Controlled Foreign Corporation, only 66% of the stock of such Controlled Foreign Corporation shall be delivered.

     SECTION 5.24. Release of Product. Each Credit Party will either (a) release each Completed item of Product in the United States in the market for which it is intended within twelve (12) months of delivery or (b) revise the ultimates for such item of Product and immediately write down the negative cost of such item of Product in accordance with GAAP. Without limiting and in addition to the foregoing, in the event a Credit Party fails to release a Completed item of Product in the market for which it is intended within twelve (12) months of delivery, the ultimates for such item of Product shall be immediately revised by the Borrower or such Credit Party, as applicable, to exclude such item of Product therefrom until such time, if ever, as such item of Product is released as provided in the first sentence of this Section 5.24. In addition to the foregoing, if at any time any Credit Party determines in accordance with GAAP that the ultimates for an item of Product previously included in the Borrowing Base have decreased, then the Borrower or such Credit Party shall revise the ultimates for such item of Product, and accordingly, reflect such write down in the next quarterly Borrowing Base Certificate delivered to the Administrative Agent in accordance with this Section 5.24.

     SECTION 5.25. Borrowing Base. In the event that the Borrower determines that in accordance with its existing credit policies or in accordance with GAAP that it should reserve as a bad debt an item included in the Borrowing Base as a result of the lack of creditworthiness of an Acceptable Obligor or any account debtor, the Borrower shall give notice thereof to the Administrative Agent and shall delete from all future computations from the Borrowing Base any amounts payable by such obligor or account debtor.

     SECTION 5.26. Distribution Agreements, Negative Pickups, Acceptable L/C's, Etc. (a) Take all action necessary to effect the transfer of all Acceptable L/C's to the Administrative Agent for the benefit of the Lenders including, without limitation, timely preparation and acquisition of all documents, drafts or other instruments required to effect such transfer to the Administrative Agent.

     (b) Furnish to the Administrative Agent, concurrently with the delivery of each Borrowing Base Certificate, (i) a list in the form of Schedule 3.17 hereto of all Distribution Agreements, joint venture agreements, co-production agreements and negative pick-up agreements entered into by a Credit Party during the preceding month and all amendments entered into during the preceding month with respect to any Distribution Agreement, joint venture agreement, co-production agreement or negative pick-up agreement that was previously delivered to the Administrative Agent or included on any such list or included on Schedule 3.17, and (ii) copies of all Notices of Assignment and Irrevocable Instructions executed during the preceding month.

     (c) From time to time (i) furnish to the Administrative Agent such information and reports regarding the Distribution Agreements to which a Credit Party is a party as the Administrative Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Administrative Agent, make to the other parties to a Distribution Agreement to which a Credit Party is a party such demands and requests for information and reports or for action as the Credit Party is entitled to make under each such Distribution Agreement.

     (d) Take all action on its part to be performed necessary to effect timely payments under all Acceptable L/C's, including, without limitation, timely preparation, acquisition and presentation of all documents, drafts or other instruments required to effect payment thereunder.

6.  NEGATIVE COVENANTS

     From the date hereof and for so long as the Commitments shall be in effect, any amount remains outstanding under the Notes, any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

     SECTION 6.1. Limitations on Indebtedness. Incur, create, assume or suffer to exist any preferred stock or Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur, create, assume or suffer to exist any Indebtedness other than:

          (a) the Indebtedness represented by the Notes and the other
     Obligations;

          (b) existing Indebtedness as of the date hereof listed on Schedule 6.1(b) hereto, but no increases, extensions or renewals thereof unless otherwise listed on Schedule 6.1(b);

          (c) Indebtedness relating to net, gross or other profit participations, deferments and guild residuals arising in the ordinary course of business in connection with the production, acquisition or exploitation of Product and Film Assets;

          (d) Subordinated Debt;

          (e) unsecured liabilities or liabilities secured solely by Letters of Credit issued hereunder, in each case for acquisitions of Film Assets or Product in the ordinary course of business and which are not otherwise prohibited hereunder;

          (f) Indebtedness in respect of inter-company advances constituting Investments permitted under Section 6.4(iii) hereof (which intercompany Indebtedness is subordinate to the repayment of the Obligations in accordance with Section 13.16 hereof);

          (g) Indebtedness in respect of secured purchase money financing (including Capital Leases), to the extent permitted by Section 6.2(f) and not to exceed $1,000,000 for all Credit Parties in the aggregate at any one time outstanding;

          (h) Guarantees permitted pursuant to Section 6.3 hereof;

          (i) Indebtedness in connection with Liens permitted pursuant to
     Section 6.2(m);

          (j) other Indebtedness not to exceed $500,000 for all Credit Parties in the aggregate outstanding at any one time; and

          (k) the issuance by the Borrower (i) of preferred stock to Rosemary Street pursuant to the Overseas Equity Offering and (ii) of preferred stock which is not subject, prior to the later of the repayment of the Obligations in full and the second anniversary of the Commitment Termination Date, to either mandatory redemption or redemption at the option of the security holder and which provides no remedies for the security holder other than the election of a minority of directors of the Borrower (and which would not otherwise result in a Change of Control) for the failure to pay dividends.

     SECTION 6.2. Limitations on Liens. Incur, create, assume or suffer to exist any Lien on its revenue stream, property or assets, whether now owned or hereafter acquired, except:

          (a) Liens pursuant to written security agreements after the date hereof required by collective bargaining agreements with guilds on customary terms consistent with the past practices of the Administrative Agent; provided that, each such guild has entered into an intercreditor agreement with the Administrative Agent in the customary form used by the Administrative Agent;

          (b) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements on terms satisfactory to the Administrative Agent;

          (c) deposits under worker's compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance or other similar bonds (other than completion bonds) incurred in the ordinary course of business;

          (d) Liens incurred in the ordinary course of business with regard to goods provided and services rendered by laboratories and post-production houses, record warehouses, common carriers, landlords, warehouses, mechanics and suppliers of materials and equipment which secure outstanding trade payables in amounts not exceeding $500,000 in the aggregate;

          (e) the Liens of the Administrative Agent and the Lenders under this Credit Agreement, the other Fundamental Documents and other documents contemplated hereby;

          (f) Liens granted to the Person financing the acquisition of property, plant or equipment or other property acquired by a Credit Party if (i) limited to the particular assets acquired; (ii) the Indebtedness secured by the Lien does not exceed the acquisition cost of a particular asset for which such Lien is granted; (iii) such transaction is not otherwise prohibited by this Credit Agreement; and (iv) the aggregate amount of all Indebtedness for all Credit Parties secured by such Liens does not exceed $1,000,000 at any one time outstanding;

          (g) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

          (h) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of
     Section 5.13 hereof;

          (i) customary Liens in favor of Approved Completion Guarantors in connection with Completion Guaranties;

          (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Credit Parties;

          (k) possessory Liens (other than those of Laboratories and production houses) which (i) occur in the ordinary course of business; (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness for borrowed money;

          (l) Liens on assets of the Borrower or Guarantor existing as of the date hereof described in Schedule 6.2 (including Liens in favor of guilds existing as of the date hereof);

          (m) liens on an item of Product to secure (i) the purchase price of such item of Product payable by a non-Credit Party licensee to an owner or licensor of such item of Product or (ii) in situations in which a Credit Party is neither the owner or licensor, the rights of non-Credit Party owners or licensors of such item of Product to receive a contractually agreed share of revenue or other payments with respect to such item of Product payable by a Credit Party to the owner or the licensor, in each case on terms reasonably satisfactory to the Administrative Agent (which terms shall (A) provide the Administrative Agent with notice and an opportunity to cure prior to any such licensee or owner foreclosing on such item of Product, (B) limit such lien to the particular item of Product and
     (C) provide that such lien shall be junior and subject to any senior recoupment right of a Credit Party in accordance with (and to the extent provided in) its agreement with such non-Credit Party with respect to such item of Product); and

          (n) easements, rights of way, restrictions, minor defects or irregularities in title or other similar encumbrances on real property which do not materially detract from the value of the property subject therefor or interfere with the ordinary conduct of business of the Credit Parties.

     SECTION 6.3. Limitation on Guarantees. Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, except:

          (a) Negative Pickup Obligations not in excess of $7,500,000 in the aggregate for all Credit Parties, incurred in the ordinary course of business, to the extent otherwise permitted under Section 6.15 and the other provisions hereof;

          (b) Guarantees of the obligations of Credit Parties under talent agreements for the provision of services related to the production of Product, provided that such obligations are included within the Credit Party's Production Exposure for such item of Product;

          (c) Guarantees to the Administrative Agent, the Issuing Bank and the Lenders in accordance with Article 8 hereof;

          (d) Guarantees of one Credit Party of the obligations of another to the extent not otherwise prohibited hereunder;

          (e) Guarantees by the Borrower or Guarantor existing on the date hereof described in Schedule 6.3; and

          (f) other Guarantees not to exceed $250,000 for all Credit Parties in the aggregate outstanding at any time.

     SECTION 6.4. Limitations on Investments. Create, make or incur any Investment other than: (i) to acquire Product in the ordinary course of business to the extent otherwise permitted under Section 6.15 and the other provisions hereof, (ii) purchase of Cash Equivalents, (iii) inter-company advances among Credit Parties permitted under Section 6.1 hereof, (iv) Investments as of the Closing Date set forth on Schedule 6.4, (v) guarantees permitted pursuant to
Section 6.3, (vi) Investments of any Credit Party in its existing Subsidiaries that are Credit Parties and the acquisition or creation of new Subsidiaries in accordance with Section 6.26 hereof, (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers or other debtors or in settlement of delinquent obligations arising in the ordinary course of business, (viii) promissory notes or other debt obligations received in connection with asset dispositions permitted hereunder, (ix) ordinary course of business Investments in items of Product otherwise permissible hereunder, (x) advances in connection with the acquisition or distribution of Product and (xi) other Investments not to exceed $250,000 for all Credit Parties in the aggregate outstanding at any time.

     SECTION 6.5. Restricted Payments. Declare, make or become obligated to make any Restricted Payment other than:

          (a) the declaration and payment of dividends, and the payment of any Indebtedness, in each case by any Credit Party to another Credit Party; and

          (b) any Credit Party may declare and deliver dividends and distributions payable only in common stock of such Credit Party;

          (c) so long as no Event of Default has occurred and is continuing, the repurchase or other acquisition of shares of capital stock of the Borrower from employees, former employees, directors or former directors of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Borrower under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such capital stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $500,000 in any calendar year (with unused amounts being carried forward indefinitely);

          (d) cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon the conversion into capital stock of the Borrower of any security of the Borrower or any convertible Indebtedness of the Borrower; and

          (e) repayment of $1,430,000 of Indebtedness to Ellen Little in connection with the Overseas Equity Offering.

     SECTION 6.6. Limitations on Leases. Create, incur or assume combined lease expense (but specifically excluding amounts included in the Budgeted Negative Cost of an item of Product) for any twelve consecutive months in excess of $750,000 for all Credit Parties in the aggregate.

     SECTION 6.7. Merger, Sale or Purchase of Assets, etc. Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any item of Collateral or all or substantially all of its property, stock or assets or agree to do or suffer any of the foregoing, except
(i) for licenses for the distribution, exhibition or other exploitation of an item of Product pursuant to Distribution Agreements entered into in the ordinary course of business, (ii) for sales of individual items of Product or Film Assets in the ordinary course of business, (iii) for sales or other disposition of assets (other than items of Product or Film Assets) in the ordinary course of business which are obsolete or no longer useful in the operation of the business of a Credit Party, (iv) for transactions permitted by Section 6.9 hereof, and
(v) that any Subsidiary of a Credit Party may merge with and into, or transfer assets to, another Subsidiary of the Credit Party or with and into, or transfer assets to, the Credit Party (provided that, with respect to clause (v), (A) if any such transaction involves the Borrower, then the Borrower must be the surviving entity in each such transaction and (B) if any such transaction involves a Credit Party that is a Subsidiary of the Borrower but does not involve the Borrower, then such Credit Party must be the surviving entity in any such transaction).

     SECTION 6.8. Receivables. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

     SECTION 6.9. Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions the Credit Party sells essentially all of its right, title and interest in an item of Product and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product, unless such arrangement does not impair the collateral position of the Lenders and is evidenced by documentation acceptable to the Required Lenders.

     SECTION 6.10. Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any material portion of the Collateral or its books and records with respect to the Collateral or change its name without in each case
(i) giving the Administrative Agent 30 days written notice following such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Administrative Agent to maintain perfection of the security interest of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders in the Collateral.

     SECTION 6.11. Limitations on Capital Expenditures. Make or incur any obligation to make Capital Expenditures during any fiscal year in excess of $500,000 for all Credit Parties in the aggregate.

     SECTION 6.12. Transactions with Affiliates. Except for that certain First Look Agreement between The Little Film Company and the Borrower (which agreement, when executed, shall be substantially similar in all material respects with the draft provided to the Administrative Agent prior to the date hereof), enter into any transaction with any of its Affiliates (other than any transaction which is solely among Credit Parties) on a basis that is less favorable to such Credit Party than would have been the case if such transaction had been effected on an arms-length basis (and if involving more than $50,000, without a resolution approving each such transaction from the Board of Directors of each Credit Party involved).

     SECTION 6.13. Business Activities. Engage in any business activities other than (i) activities relating to the acquisition of, investment in and production, distribution and exploitation of animated or live-action theatrical motion pictures and television programming, video products and rights therein (e.g. music publishing, soundtrack album, internet distribution, merchandising, publishing, television movies-of-the-week, animated television spin-offs, interactive and other exploitation of ancillary rights) and (ii) the production and marketing of sound recordings and related interactive products and any ancillary activities.

     SECTION 6.14. Amortization Method. Change the method of amortization of film/television inventory used by any Credit Party if the effect of such change is to reduce the rate at which such costs are or will be amortized unless required to do so by FASB.

     SECTION 6.15. Limitations on Production and Acquisition of Product; Production Exposure. (a) Begin production on any item of Product or enter any agreement to co-finance or acquire any item of Product or rights therein with a Production Exposure for such item of Product in excess of $3,000,000 without the prior written consent of the Required Lenders.

     (b) Begin production on an item of Product for which the Credit Parties (or any of them) have a current financial exposure (as opposed to a negative pick-up arrangement) or are otherwise subject to a completion risk (i.e., payment by such Credit Party is not conditions upon delivery) if the Production Exposure with respect to such item of Product exceeds $750,000, unless a Completion Guarantee is in place with respect to such item of Product.

     (c) Have Production Exposure exceeding (i) $5,000,000 in the aggregate for all Completed Product not yet released theatrically or (ii) $10,000,000 in the aggregate for all items of Product not yet Completed.

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



     SECTION 6.16. Unrecouped Print and Advertising Expenses. Permit Unrecouped Print and Advertising Expenses to at any time exceed $2,000,000 for any individual item of Product or permit the sum of Unrecouped Print and Advertising Expenses, computed for each individual item of Product, to exceed $5,000,000 in the aggregate at any time.

     SECTION 6.17. Overhead Expense. Permit aggregate allocated and unallocated overhead expenses to exceed $5,000,000 for all Credit Parties in the aggregate for any fiscal year.

     SECTION 6.18. Development Costs. Permit development costs (which have not been sold, written off or allocated to an item of Product for which active preproduction has commenced) of the Credit Parties with respect to items of Product for which active preproduction has not yet commenced to exceed (i) $1,200,000 in the aggregate for all such items of Product as of the date hereof (which items are listed on Schedule 6.18 hereto), (ii) $500,000 in the aggregate for all items of Product acquired or produced after the date hereof or (iii) $100,000 with respect to any such individual item of Product.

     SECTION 6.19. Consolidated Net Worth. Permit Consolidated Net Worth at the end of any fiscal quarter of the Borrower to be less than (x) $28,000,000 in the event the Borrower has expensed no less than $300,000 in fees associated with closing of the Facility and the Overseas Equity Offering on or before June 30, 2000 or (y) $28,400,000 in the event the Borrower has not expensed the fees described in clause (x) on or before June 30, 2000, in each case plus, on an aggregate basis adjusted each quarter based on the following, (i) 100% of the net proceeds of all new equity invested in the Borrower after the Closing Date and (ii) 50% of net earnings, if any, for the trailing four fiscal quarters for each quarter ending after the fourth fiscal quarter following the Closing Date and prior to the date at which compliance is being determined (without any deduction for net losses). Consolidated Net Worth shall be calculated without giving effect to the proposed Statement of Position which is expected to replace FASB 53 (which replacement is expected to occur before the end of the third calendar quarter of 2000).

     SECTION 6.20. Liquidity Ratio. Permit the ratio (the "Liquidity Ratio") of
(i) all Projected Known Cash Sources to (ii) all Projected Known Cash Uses, all as determined as of each quarter end and as projected in good faith for the ensuing 12 months, to be less than 1:1. The Borrower or relevant Credit Party shall deliver a compliance certificate substantially in the form of Exhibit K hereto (each, a "Liquidity Certificate") demonstrating in detail compliance with this Section 6.20 (i) as of the end of each fiscal quarter (by the fifteenth day of the following month) and (ii) prior to the initial Loan or Letter of Credit with respect to an item of Product (as required by Section 4.3(i) hereof).

     SECTION 6.21. Distribution Arrangements. Enter into any major distribution arrangement in connection with a substantial portion of Product produced or to be produced by the Borrower (other than standard Distribution Agreements in the ordinary course of the Borrower's business) without the prior approval of the Administrative Agent (such approval not to be unreasonably delayed or withheld) as to the terms of and parties to such arrangement.

     SECTION 6.22. ERISA Compliance. Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency", as defined in
Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which would result in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which is materially adverse to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes.

     SECTION 6.23. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose or of permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law.

     SECTION 6.24. Interest Rate Protection Agreements, etc. Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

     SECTION 6.25. Bank Accounts. After the date hereof, open or maintain any bank account other than (a) those accounts contemplated by this Credit Agreement and maintained with the Administrative Agent, (b) those accounts approved by the Administrative Agent and listed on Schedule 6.25, or (c) a Production Account, as to which the Administrative Agent shall have received notice.

     SECTION 6.26. Subsidiaries. Acquire or create any new direct or indirect Subsidiary; provided, however, that a Credit Party may incorporate additional Subsidiaries if (i) each such Subsidiary that is not a Controlled Foreign Corporation executes an Instrument of Assumption and Joinder in the form attached hereto as Exhibit J whereby such Subsidiary becomes a Credit Party hereunder and the certificates representing 100% of the shares of capital stock of such Subsidiary that is not a Controlled Foreign Corporation or 66% of the shares of capital stock of such Subsidiary that is a Controlled Foreign Corporation held by such Credit Party become part of the Pledged Securities hereunder and are delivered to the Administrative Agent together with stock powers for each such certificate executed in blank.

     SECTION 6.27. Prohibition of Amendments or Waivers. Amend, alter, modify, terminate or waive, or consent to any amendment, alteration, modification or waiver of (x) any material agreement to which any Credit Party is a party, including, without limitation, all agreements identified on Schedule 3.17 hereto, or the terms thereof in any manner which would change, alter or waive any material term thereof and which could reasonably be expected to (i) materially and adversely affect the collectibility of accounts receivable that form part of the Borrowing Base, (ii) materially and adversely affect the financial condition of the Credit Parties taken as a whole, (iii) materially and adversely affect the rights of the Lenders under this Credit Agreement, the other Fundamental Documents and any other agreements contemplated hereby, (iv) materially decrease the value of the Collateral, or (v) decrease the amount of the Borrowing Base to less than the then outstanding principal amount of the Loans, or (y) any agreement governing the Subordinated Debt in any manner whatsoever.

7.  EVENTS OF DEFAULT

     In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

     (a) any representation or warranty made by any Credit Party in this Credit Agreement or any other Fundamental Document or in connection with this Credit Agreement or with the execution and delivery of the Notes and Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of a Credit Party to the Administrative Agent, the Issuing Bank or any Lender under or in connection with this Credit Agreement or any other Fundamental Document shall prove to have been false or misleading in any material respect when made, deemed to be made or delivered;

     (b) default shall be made in the payment of any principal of or interest on the Notes or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and, in the case of payments of any amounts other than principal, such default shall continue unremedied for three (3) Business Days;

     (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.4 or Article 6 of this Credit Agreement;

     (d) failure to submit any Borrowing Base Certificate to the Administrative Agent within ten (10) Business Days of the date such certificate was due pursuant to Section 5.1(e); provided, however, that a failure to deliver a Borrowing Base Certificate when due shall not constitute an Event of Default if and for so long as there are no Loans and Letters of Credit outstanding;

     (e) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document, and such default shall continue unremedied for thirty (30) days after any Credit Party obtains knowledge of such occurrence;

     (f) default shall be made with respect to any payment of any Indebtedness of any Credit Party in excess of $500,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to by the holders of such Indebtedness within the period of grace with respect thereto;

     (g) any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party shall take any action to authorize any of the foregoing;

     (h) any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

     (i) final judgment(s) for the payment of money in excess of $250,000 shall be rendered against any Credit Party and within thirty (30) days from the entry thereof such judgment shall not have been discharged or stayed pending appeal or shall not have been discharged or bonded in full within thirty (30) days from the entry of a final order of affirmance on appeal;

     (j) (i) failure by any Credit Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971 of the Code) with respect to any Plan (whether or not waived) shall exist, (ii) the present value of all benefits under all Plans subject to Title IV of ERISA (based on those assumptions used to fund such Plans) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the actuarial value of the assets of such Plans allocable to such benefits, (iii) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (iv) a Reportable Event with respect to a Plan shall have occurred, (v) the withdrawal by any Credit Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA), (vi) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA,
(vii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC, (viii) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ix) the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to any Credit Party or ERISA Affiliate and the Administrative Agent shall have notified the Borrower that the Required Lenders have made a determination that on the basis of any such event there are reasonable grounds to believe that such occurrence would have a Material Adverse Effect;

     (k) this Credit Agreement, the Copyright Security Agreement, or any Copyright Security Agreement Supplement (each a "Security Document") shall, for any reason, not be or shall cease to be in full force and effect and, as a result, the Administrative Agent and the Lenders would not be able to obtain the material benefits of the Security Documents or shall be declared null and void or any of the Security Documents shall not give or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party or any of its Affiliates, provided that no such defect in the Security Documents shall give rise to an Event of Default under this paragraph
(k) unless such defect or such failure shall affect Collateral that is or should be subject to a Lien in favor of the Administrative Agent having an aggregate value in excess of $500,000;

     (l) a Change in Management shall occur; or

     (m) a Change in Control shall occur;

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



then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, or if directed by the Required Lenders shall, take any or all of the following actions, at the same or different times:
(x) terminate forthwith the Commitments and/or (y) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding and/or (z) require the Borrower to deliver to the Administrative Agent from time to time, Cash Equivalents in an amount equal to the full amount of L/C Exposure or to furnish other security therefor acceptable to the Required Lenders. If an Event of Default specified in paragraph (g) or (h) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and the Notes and all other amounts payable hereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Issuing Bank and the Lenders pursuant to Applicable Law or otherwise.

8.  GRANT OF SECURITY INTEREST; REMEDIES

     SECTION 8.1. Security Interests. The Borrower, as security for the due and punctual payment of the Obligations, and the Guarantors, as security for their obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) and grant to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) a security interest in the Collateral.

     SECTION 8.2. Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise expressly provided hereunder.

     SECTION 8.3. Collection Account. (a) On or before the Closing Date, the Borrower will establish the Collection Account and will direct, by Notice of Assignment and Irrevocable Instructions, all Persons who become licensees, buyers or account debtors under receivables with respect to any item of Product included in the Collateral to make payments under or in connection with the license agreements, sales agreements or receivables directly to the Collection Account. Upon agreement between the Administrative Agent and the Borrower, a Collection Account may also serve as the Cash Collateral Account, provided that such Collection Account is in the name of the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) and is under the sole dominion and control of the Administrative Agent. So long as no Event of Default is continuing the Borrower shall have full and unfettered access to the Collection Account.

     (b) The Borrower and each Credit Party will execute such documentation as may be reasonably required by the Administrative Agent in order to effectuate the provisions of this Section 8.3.

     (c) In the event the Borrower or any Credit Party receives payment from any Person or proceeds under an Acceptable L/C, which payment should have been remitted directly to a Collection Account, such Person shall promptly remit such payment or proceeds to a Collection Account to be applied in accordance with the terms of this Credit Agreement.

     (d) All such Collection Accounts shall be maintained with the Administrative Agent.

     SECTION 8.4. Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, the Credit Parties will, upon receipt by them of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum in trust for the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders), segregate such sum from their own assets and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of the Administrative Agent being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of
Section 8.7 hereof.

     SECTION 8.5. Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Lenders' security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Collateral (other than Permitted Encumbrances) and any Liens not expressly permitted by this Credit Agreement.

     SECTION 8.6. Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Issuing Bank and the Lenders may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent, the Issuing Bank and the Lenders may take such measures as they deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Administrative Agent, the Issuing Bank and the Lenders shall decide, in one or more sales or parcels, at such prices as the Administrative Agent, the Issuing Bank and the Lenders may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except ten (10) days' written notice to the Credit Parties of the time and place of any such public or private sale or sales (which notice the Credit Parties hereby agree is reasonable) and such other notices as may be required by Applicable Law and cannot be waived), and neither the Administrative Agent, the Issuing Bank nor the Lenders shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and to the extent permitted by law the Administrative Agent, the Issuing Bank, the Lenders or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Administrative Agent, the Issuing Bank and the Lenders may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Issuing Bank and the Lenders by any Credit Party hereunder as a credit against the purchase price. The Administrative Agent, the Issuing Bank and the Lenders shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Administrative Agent, the Issuing Bank nor any Lender shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Administrative Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent, the Issuing Bank and the Lenders pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent, the Issuing Bank or Lenders) prior to such taking of actual possession or control by the Administrative Agent, the Issuing Bank and the Lenders (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party, or its Affiliates or agents before or after the commencement of such actual possession or control by the Administrative Agent, the Issuing Bank and the Lenders but excluding therefrom all claims with respect to the Collateral resulting from the gross negligence or willful misconduct of any of the Administrative Agent, the Issuing Bank or any Lender; and (ii) neither the Administrative Agent, the Issuing Bank nor any Lender shall have liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence. Subject only to the lawful rights of third parties, any Laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for the Administrative Agent, the Issuing Bank and the Lenders and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Administrative Agent, and each Credit Party hereby waives, to the maximum extent permitted by Applicable Law, any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Administrative Agent, the Issuing Bank and the Lenders shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Administrative Agent, the Issuing Bank and the Lenders shall be entitled to apply, without prior notice to the Credit Parties, any cash or cash items constituting Collateral in the possession of the Administrative Agent, the Issuing Bank and the Lenders to payment of the Obligations.

     SECTION 8.7. Application of Proceeds on Default. During the continuance of an Event of Default, the balances in the Clearing Account, Collection Account, Cash Collateral Account or in any other account of any Credit Party with a Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent, then to satisfy or provide cash collateral for all Obligations relating to the Letters of Credit, and then to the payment in full of the Obligations in accordance with
Section 12.2(b) hereof; provided, however, that, the Administrative Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

     SECTION 8.8. Power of Attorney. Upon the occurrence and during the continuation of an Event of Default which is not waived in writing by the

Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent or such other Person to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent with full power and right to cause the mail of such Persons to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or any Credit Party (i) to enforce all of each Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) and to enter into such other agreements as may be necessary or appropriate in the judgment of the Administrative Agent to complete the production, distribution or exploitation of any item of Product which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent on behalf of itself, the Issuing Bank or the Lenders hereunder, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. The Credit Parties hereby ratify and confirm in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

     SECTION 8.9. Financing Statements, Direct Payments. Each Credit Party hereby authorizes the Administrative Agent to file UCC financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement, and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders on the Collateral, in all cases without the signatures of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Administrative Agent shall provide copies of any such documents or instruments to the Borrower. Each Credit Party further authorizes the Administrative Agent upon the occurrence of an Event of Default, and during the continuance of an Event of Default, to notify any account debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Administrative Agent.

     SECTION 8.10. Further Assurances. Upon the request of the Administrative Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the judgment of the Administrative Agent, to carry out the provisions and purposes of this Article 8, to perfect and preserve the Liens of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders hereunder and under the Fundamental Documents, and in the Collateral or any portion thereof.

     SECTION 8.11. Termination. The security interests granted under this
Article 8 shall terminate when all Commitments shall have terminated, all amounts outstanding under the Notes shall have been paid in full, all amounts outstanding under all Letters of Credit shall have been reimbursed in full, all issued but undrawn Letters of Credit shall have expired or been terminated or canceled and all other monetary Obligations then due and payable shall have been indefeasibly paid in full. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Administrative Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, Pledgeholder Agreement terminations, termination letters to account debtors and copyright releases, to terminate the security interest granted to it hereunder.

     SECTION 8.12. Remedies Not Exclusive. The remedies conferred upon or reserved to the Administrative Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent, the Issuing Bank and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

     SECTION 8.13. Quiet Enjoyment. The Administrative Agent, the Issuing Bank and the Lenders acknowledge that their security interest hereunder is subject to the rights of Quiet Enjoyment (as defined below) of parties to Distribution Agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of a licensee (which is not an Affiliate of any Credit Party) under a Distribution Agreement, the Administrative Agent, the Issuing Bank and the Lenders' agreement that their rights under this Credit Agreement and the other Fundamental Documents and in the Collateral are subject to the rights of such licensee to distribute, exhibit and/or to exploit the item of Product or Film Asset licensed to them, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said parties under such agreement, provided, however, that such licensee shall not be in default under the relevant Distribution Agreement. The Administrative Agent agrees that, upon the reasonable request of a Credit Party, it will provide written confirmation (in form reasonably acceptable to the Administrative Agent) of such rights of Quiet Enjoyment to licensees under the Distribution Agreements. None of the foregoing constitutes an agreement by the Administrative Agent, the Issuing Bank or the Lenders to the granting of any security interest to the licensee or other party under any Distribution Agreement, except as otherwise permitted pursuant to Section 6.2.

     SECTION 8.14. Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Credit Party or otherwise.

9.  GUARANTY

     SECTION 9.1. Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent, the Issuing Bank and the Lenders the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

     (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Credit Parties or any other Guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of interest to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent, the Issuing Bank or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Administrative Agent, the Issuing Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent, the Issuing Bank or the Lenders to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or any other guarantor of the Obligations. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

     (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of the Borrower, any other Guarantor or to any other Person.

     (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors of the Obligations and any circumstances affecting the Collateral or the Pledged Securities or the ability of the Borrower to perform under this Credit Agreement.

     (e) Each Guarantor's obligations under the guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Administrative Agent, the Issuing Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

     SECTION 9.2. No Impairment of Guaranty, etc. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment and performance in full of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

     SECTION 9.3. Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Administrative Agent, the Issuing Bank or the Lenders may have at law or in equity against the Borrower or a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders, forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.7(a) hereof, and thereupon the Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

     (b) All rights of the Guarantors against the Borrower, arising as a result of the payment by any Guarantor of any sums to the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

     SECTION 9.4. Limitation on Guaranteed Amount etc. Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9 or any other agreement or under Applicable Law shall be taken into account.

10.  PLEDGE

     SECTION 10.1. Pledge. Each Pledgor, as security for the due and punctual payment and performance of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) in the case of the Borrower and as security for its obligations under Article 9 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders, a security interest in all Pledged Collateral now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Administrative Agent the definitive instruments representing all Pledged Securities existing on such date, accompanied by executed undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders or its counsel shall reasonably request.

     SECTION 10.2. Covenant. Each Pledgor covenants that as stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) as security for the Obligations.

     SECTION 10.3. Registration in Nominee Name; Denominations. The Administrative Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

     SECTION 10.4. Voting Rights; Dividends; etc. (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in (c) below.

     (b) All dividends or distributions of any kind whatsoever (other than cash dividends or distributions paid while no Event of Default is continuing) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection
(b) shall be received in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, segregated from such Pledgor's own assets, and shall be delivered to the Administrative Agent.

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



     (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Administrative Agent to each affected Pledgor of the transfer of such rights to the Administrative Agent, all rights of the Pledgors to exercise the voting and/or consensual rights and powers and to receive cash dividends and distributions which they are entitled to exercise or receive pursuant to this Section shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such cash dividends and distributions until such time as such Event of Default has been cured or waived.

     SECTION 10.5. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of itself, the Issuing Bank and the Lenders, may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors. The Administrative Agent shall give the Pledgors ten (10) days' written notice of its intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this
Section 10.5, the Administrative Agent (on behalf of itself, the Issuing Bank and the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Issuing Bank (to the extent it consents) or any consenting Lender by any Credit Party as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to any Pledgor or any third party (other than the Issuing Bank and the Lenders). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees (i) it will indemnify and hold the Administrative Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Credit Agreement or arising out of any act of, or omission to act on the part of, any party prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Administrative Agent; and (ii) the Administrative Agent, the Issuing Bank and the Lenders shall have no liability or obligation to any Credit Party arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

     SECTION 10.6. Application of Proceeds of Sale and Cash. The proceeds of sale of the Pledged Securities sold pursuant to Section 10.5 hereof shall be applied by the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders as follows:

     (i) to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in connection with such sale, including, without limitation, all court costs and the reasonable fees and expenses of counsel for the Administrative Agent in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent in connection therewith;

     (ii) satisfy or provide cash collateral for all Obligations relating to the Letters of Credit; and

     (iii) to the payment in full of the Obligations in accordance with Section 12.2(b) hereof;

provided, however, that the Administrative Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

     SECTION 10.7. Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder, each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

     SECTION 10.8. Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

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



11.  CASH COLLATERAL ACCOUNT

     SECTION 11.1. Cash Collateral Accounts. On or prior to the Closing Date, there shall be established with the Administrative Agent a collateral account in the name of the Administrative Agent (the "Cash Collateral Account"), into which the appropriate Credit Parties shall from time to time deposit amounts pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this Article 11, the Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent.

     SECTION 11.2. Investment of Funds. (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that such notice may be given verbally to be confirmed promptly in writing) or, if the Borrower shall fail to give such instruction upon delivery of any such funds, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents.

     (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account and any net loss on any such investment shall be charged against the Cash Collateral Account.

     (c) None of the Administrative Agent, the Issuing Bank or the Lenders shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein. The Administrative Agent, the Issuing Bank and the Lenders shall not have any obligations or responsibilities and shall not be liable in any way for any investment decision made in accordance with this Section 11.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

     SECTION 11.3. Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to make Loans from time to time to the Borrower and to acquire participations in Letters of Credit as provided for in this Credit Agreement, as security for the payment of all of the Obligations, the Credit Parties hereby assign to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) and grant to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders), a first and prior Lien upon all the Credit Parties' rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Accounts shall immediately and without any need for any further action on the part of any of the Credit Parties, the Issuing Bank, any Lender or the Administrative Agent, become subject to the Lien set forth in this Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

     SECTION 11.4. Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 12.2(b).

12.  THE ADMINISTRATIVE AGENT AND THE ISSUING BANK

     SECTION 12.1. Administration by Administrative Agent. (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement shall be by the Administrative Agent or its designees. Except as otherwise expressly provided herein each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as Administrative Agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

     (b) The Lenders hereby authorize the Administrative Agent (in its sole discretion):

          (i) in connection with the sale or other disposition of any asset included in the Collateral or all of the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) on such asset and/or release such Guarantor from its obligations hereunder;

          (ii) to determine that the cost to the Borrower or another Credit Party is disproportionate to the benefit to be realized by the Administrative Agent, the Issuing Bank and the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that the Borrower or other Credit Party should not be required to perfect such Lien in favor of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders;

          (iii) to appoint subagents to be the holder of record of a Lien to be granted to the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders;

          (iv) to confirm in writing the right of Quiet Enjoyment of licensees and other parties pursuant to the terms of Section 8.13;

          (v) in connection with an item of Product being produced by a Credit Party, the principal photography of which is being done outside the United States, to approve arrangements with such Credit Party as shall be satisfactory to the Administrative Agent with respect to the temporary storage of the original negative film, the original sound track materials or other Physical Materials of such item of Product in a production laboratory located outside the United States;

          (vi) to enter into and perform its obligations under the other Fundamental Documents;

          (vii) to enter into intercreditor and/or subordination agreements on terms acceptable to the Administrative Agent with (i) the unions and/or the guilds with respect to the security interests in favor of such unions and/or guilds required pursuant to the terms of the collective bargaining agreements and (ii) other Persons holding Liens permitted by Section 6.2(b) and/or Liens set forth on Schedule 6.2;

          (viii) to accept commitments from Persons which satisfy the definition of "Eligible Assignee" for the remaining $7,000,000 of the Facility not committed to as of the date hereof by (i) obtaining an executed counterpart of this Agreement from each such Person, (ii) amending Schedule 1.1 hereto to add each such Person's name and Commitment and circulating the amended
     Schedule 1.1 to the Issuing Bank, the Lenders and the Credit Parties and
     (iii) recording in the Register (as defined in Section 13.3(e) hereof) the name and address of each such Person and the Commitment of, and principal amount of the Loans owing to, it, whereupon (x) the Borrower shall execute and deliver to the Administrative Agent a Note (substantially in the form of Exhibit A hereto) to the order of each such Person in an amount equal to its Commitment and (y) each such Person shall be a party hereto, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof; and

          (ix) upon the acceptance of additional commitments pursuant to Section 12.1(b)(viii) hereof, to allocate equitably among the Lenders the Alternate Base Rate Loans and Eurodollar Loans so as to achieve pro rata status.

     SECTION 12.2. Advances and Payments. (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrower agrees to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, in the case of an Alternate Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans and, in the case of a Eurodollar Loan, at the LIBO Rate plus the Applicable Margin for Eurodollar Loans.

     (b) As between the Administrative Agent and the Lenders, any amounts received by the Administrative Agent in connection with the Credit Agreement or the Notes, the application of which is not otherwise provided for, shall be applied as soon as reasonably practicable, in accordance with each Lender's Percentage, first, to pay accrued but unpaid Commitment Fees, second, to pay accrued but unpaid interest on the Notes in accordance with the amount of outstanding Loans owed to each Lender, third, the principal balance outstanding on the Notes (with amounts payable on the principal balance outstanding on the Notes in accordance with each Lender's Percentage) and amounts outstanding under Currency Agreements and Interest Rate Protection Agreements, fourth, to satisfy or provide cash collateral for all Obligations relating to Letters of Credit, fifth, to pay amounts outstanding under Currency Agreements and Interest Rate Protection Agreements, and sixth, to pay any other amounts payable to the Administrative Agent. All amounts to be paid to any Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

     SECTION 12.3. Sharing of Setoffs and Cash Collateral. Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans and L/C Exposure is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or Letters of Credit of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans and Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and L/C Exposure as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and L/C Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note or Letters of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit, in the amount of such participation.

     SECTION 12.4. Notice to the Lenders. Upon receipt by the Administrative Agent or the Issuing Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent or the Issuing Bank will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

     SECTION 12.5. Liability of Administrative Agent and Issuing Bank. (a) The Administrative Agent or the Issuing Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Administrative Agent, the Issuing Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Administrative Agent, the Issuing Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, document or order, or for the freedom of any of the Collateral or any of the Pledged Securities from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning

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the performance or observance by the Borrower or any Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document or any related agreement or document.

     (b) Neither the Administrative Agent, the Issuing Bank, any Lender nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of any of such Lender's obligations under this Credit Agreement the other Fundamental Documents or any related agreement or document or in connection herewith or therewith. No Lender nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any Credit Party on account of the failure or delay in performance or breach by any other Lender or such other Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

     (c) The Administrative Agent, as Administrative Agent for the Lenders hereunder, and the Issuing Bank in such capacity, shall be entitled to rely on any communication, instrument, or document believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

     SECTION 12.6. Reimbursement and Indemnification. Each of the Lenders agrees
(i) to reimburse the Administrative Agent in accordance with such Lender's Percentage, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower, (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in accordance with each Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of any Completion Guarantee, the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any Completion Guarantee, the Fundamental Documents or any related agreement or document to the extent not reimbursed by the Borrower or any other Credit Party (except such as shall result from its gross negligence or willful misconduct) and (iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Lenders (except as shall result from the gross

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negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Administrative Agent or the Issuing Bank from a Credit Party, the Administrative Agent will promptly refund such previously paid indemnity payments to the Lenders.

     SECTION 12.7. Rights of Administrative Agent. It is understood and agreed that the Administrative Agent shall have the same rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or Affiliate thereof, as though it were not the Administrative Agent of the Lenders or the Issuing Bank under this Credit Agreement and the other Fundamental Documents.

     SECTION 12.8. Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that the Administrative Agent and the Issuing Bank shall bear no responsibility therefor.

     SECTION 12.9. Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver of this Credit Agreement shall be effective except in accordance with the provisions of Section 13.11 hereof.

     SECTION 12.10. Notice of Transfer. The Administrative Agent may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective in accordance with Section 13.3 hereof.

     SECTION 12.11. Successor Administrative Agent The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor administrative agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall promptly appoint a successor administrative agent from among the Lenders which successor shall be experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders. If no successor administrative agent shall have been so


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appointed by the retiring Administrative Agent and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, the Borrower may appoint a successor administrative agent (which successor may be replaced by the Required Lenders; provided that such replacement is experienced and is sophisticated in entertainment industry lending and reasonably acceptable to the Borrower), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 and which is experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as administrative agent hereunder by a successor administrative agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

     SECTION 12.12. Successor Issuing Bank. The Issuing Bank may resign at any time by giving prior written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor Issuing Bank of its appointment pursuant hereto. Upon any such resignation, the retiring Issuing Bank shall promptly appoint a successor Issuing Bank from among the Lenders, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrower and has a credit rating at least as high as that of the Issuing Bank; provided, however, that such approval by the Borrower shall not be required at any time when a Default or Event of Default is continuing. If no successor Issuing Bank shall have been so appointed by the retiring Issuing Bank and shall have accepted such appointment, within 30 days after the retiring Issuing Bank's giving of notice of resignation, the Borrower may appoint a successor Issuing Bank (which successor may be replaced by the Required Lenders; provided that such successor is reasonably acceptable to the Borrower), which shall be either a Lender or a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation, except with respect to Letters of Credit which are outstanding at the time of the resignation unless the successor Issuing Bank replaces the retiring Issuing Bank as the issuing bank on such Letters of Credit. The Borrower and each Lender hereby agrees that each will use its commercially reasonable efforts to replace any such outstanding Letters of Credit issued by the retiring Issuing Bank. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Credit Agreement.

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




13.  MISCELLANEOUS

     SECTION 13.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, if to the Administrative Agent, the Issuing Bank or The Chase Manhattan Bank, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: John J. Huber III, Facsimile No.: (212) 270-4584 with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, Facsimile No.: (310) 788-5628, or if to any Credit Party to Overseas Filmgroup, Inc., 8800 Sunset Boulevard, 3rd Floor, Los Angeles, California 90069, Attn:
William F. Lischak, Facsimile No.: (310) 855-0719, with a copy to Graubard Mollen & Miller at its office at 600 Third Avenue, New York, New York 10016,
Attn: Marci Frankenthaler, Facsimile No.: (212) 818-8881, or if to a Lender, to it at its address set forth on the signature page, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any party giving notice pursuant to this
Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt by such party, if by any facsimile communications equipment, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

     SECTION 13.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf under or in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent, the Issuing Bank and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and the issuance of the Letters of Credit herein contemplated and the execution and delivery to the Administrative Agent of the Notes regardless of any investigation made by the Administrative Agent, the Issuing Bank or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

     SECTION 13.3. Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that neither the Borrower nor any other Credit Party may assign their rights hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and all of the

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



Lenders), and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders.

     (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Issuing Bank) assign all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to any Letter of Credit); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning Lender or the assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and thereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto).

     (c) Notwithstanding the other provisions of this Section 13.3, each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement to (i) any Affiliate of such Lender or (ii) any other Lender hereunder; provided, that after giving effect to such assignment, the assignee's Percentage shall not exceed the Administrative Agent's Percentage.

     (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental

Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.5 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any other Fundamental Document; (v) such assignee appoints and authorizes the Administrative Agent and the Issuing Bank to take such action as the Administrative Agent or the Issuing Bank on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent or the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with its terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

     (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Notes subject to such assignment, and the processing and recordation fees the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and

Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitments (if any) retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the surrendered Notes, shall be dated the date of the surrendered Notes and shall otherwise be in substantially the form of Exhibit A hereto. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Administrative Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

     (g) Each of the Lenders may, without the consent of the Administrative Agent or any of the Credit Parties, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it and its participation in Letters of Credit); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except with respect to proposed changes to interest rates applicable to its participation, the amount of its participation in the Commitments, final maturity of its participation in any of the Loans, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.9(b), 2.10, 2.11, 2.13(e) and 2.15(g) hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled and (v) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

     (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Administrative Agent or such Lender by or on behalf of any of the Credit Parties; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received from such Lender.

     (i) Any assignment pursuant to paragraph (b) or (c) of this Section 13.3, and the acceptance of additional commitments pursuant to Section 12.1(b), shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment or acceptance of additional commitment.

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



     (j) The Borrower and each Credit Party consents that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any of the Notes evidencing such Loans (or any part thereof) to any Federal Reserve Bank.

     SECTION 13.4. Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, Chase Securities Inc. or the Issuing Bank in connection with performance of due diligence by the Administrative Agent in connection with the transactions hereby contemplated and the syndication, negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Notes and the making of the Loans and the issuance of the Letters of Credit, the Collateral, the Pledged Securities, any Fundamental Document or any Completion Guarantee, including but not limited to, the reasonable out-of-pocket costs and any reasonable internally allocated charges of audit or field examinations of the Administration Agent in connection with the administration of this Credit Agreement (it being understood that, unless an Event of Default has occurred and is continuing, the Administrative Agent shall conduct only one such audit or field examination in any calendar year), the verification of financial data and the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent and the Issuing Bank, and any other counsel that the Administrative Agent or the Issuing Bank shall retain, and (b) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank and/or the Lenders in the enforcement or protection of their rights and remedies in connection with this Credit Agreement, the other Fundamental Documents, the Notes or the Letters of Credit, and with respect to any action which may be instituted by any Person other than the Credit Parties, the Issuing Bank or any Lender against the Administrative Agent, the Issuing Bank or any Lender in respect of the foregoing, or as a result of any transaction, action or non-action arising from the foregoing, including but not limited to the reasonable fees and disbursements of any counsel for the Administrative Agent, the Issuing Bank and/or the Lenders. Such payments shall be made on the date of execution of this Credit Agreement and thereafter on demand. The Borrower agrees that it shall indemnify the Administrative Agent, the Issuing Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement, the Notes or the issuance of Letters of Credit. The obligations of the Borrower under this Section 13.4 shall survive the termination of this Credit Agreement and/or the payment of the Loans and/or the expiration of the Letters of Credit.

     SECTION 13.5. Indemnification of the Administrative Agent, the Issuing Bank and the Lenders. The Borrower agrees (a) to indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders and their respective directors, officers, employees, trustees and agents (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Administrative Agent and the Issuing Bank an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any litigation, investigation or other proceedings relating to the Collateral, this Credit Agreement, the Copyright Security Agreements, the Pledgeholder Agreements and the Letters of Credit, the making of the Loans, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Administrative Agent, the Issuing Bank or Lenders hereunder or thereunder but excluding therefrom all claims, demands, losses, judgments, liabilities, costs and expenses arising out of or resulting from the gross negligence or willful misconduct of the Lenders, the Issuing Bank or the Administrative Agent claiming indemnification hereunder. The foregoing indemnity agreement includes any reasonable costs incurred by the Administrative Agent, the Issuing Bank or the Lenders in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent or the Issuing Bank, or by any other Person either against the Lenders or in connection with which any officer, director, agent or employee of the Administrative Agent, the Issuing Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent and the Issuing Bank, and any out-of-pocket costs incurred by the Administrative Agent, the Issuing Bank or the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. Except as otherwise required by Applicable Law which may not be waived, the Lenders shall not be liable to the Borrower for any matter or thing in connection with this Credit Agreement other than their express obligations hereunder, including obligations to make Loans and account for moneys actually received by them in accordance with the terms hereof.

     If any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder, under any other Fundamental Document or under a Completion Guarantee, or any representation or warranty of any Credit Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and if the Administrative Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum of 2% in excess of the Alternate Base Rate from time to time in effect from the date advanced to the date of repayment.

     All indemnities contained in this Section 13.5 shall survive the expiration or earlier termination of this Credit Agreement, each other Fundamental Document and the payment of the Loans, and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitments.

     Notwithstanding anything in this Section 13.5 to the contrary, no Lender shall be liable to the Borrower for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in


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connection with, or as a result of, this Credit Agreement, the other Fundamental
Documents and the transactions contemplated hereby and thereby.

     SECTION 13.6. CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 13.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDERS THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH CREDIT PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     SECTION 13.8. WAIVER WITH RESPECT TO DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE ADMINISTRATIVE AGENT, THE ISSUING BANK NOR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER

FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 13.9. No Waiver. No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regard to Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 13.10. Extension of Payment Date. Except as otherwise expressly provided herein, should any payment or prepayment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the due date of such payment or prepayment thereof shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 13.11. Amendments, etc. No modification, amendment or waiver of any provision of this Credit Agreement or any other Fundamental Document, and no consent to any departure by any Credit Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver, consent or amendment shall, without the written consent of (a) each affected Lender, (i) change the Commitment of such Lender,
(ii) reduce the interest payable on such Lender's Loans, (iii) reduce the rate at which the Commitment Fees are payable to such Lender or (iv) reduce the fees payable to such Lender with respect to Letters of Credit issued hereunder as set forth in Section 2.15(f); and (b) all Lenders, (i) amend or modify any provision of this Credit Agreement which provides for the unanimous consent or approval of the Lenders, (ii) release any material amount of the Collateral or any of the Pledged Securities or release any Guarantor from its obligations hereunder,
(iii) extend the final scheduled maturity or reduce the principal amount of any Loan, (iv) subordinate the Obligations hereunder to other Indebtedness or subordinate the security interests of the Administrative Agent in the Collateral except as permitted by Section 12.1, (v) amend the definition of "Required Lenders," (vi) amend the definition of "Applicable Margin" so as to decrease the amount thereof, (vii) materially amend the definition of "Collateral", (viii) materially amend the definition of "Borrowing Base" or (ix) amend or modify this
Section 13.11. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent or the rights and obligations of the Issuing Bank without its prior written consent. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent or the rights and obligations of the Issuing Bank without its prior written consent. No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

     SECTION 13.12. Severability. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 13.13. SERVICE OF PROCESS. EACH PARTY (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE
COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO THE LETTERS OF CREDIT) OR THE SUBJECT MATTER HEREOF. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW
(A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT,
(B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR A LENDER IN STATE COURT TO FEDERAL COURT OR TO REMAND TO STATE COURT ANY SUCH ACTION,

SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR A LENDER IN FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER HEREOF. EACH SUBMITTING PARTY HEREBY AGREES THAT THE PROCESS BY WHICH ANY SUIT, ACTION OR PROCEEDING IS BEGUN MAY BE SERVED ON IT BY BEING DELIVERED TO THE PERSON AND AT THE ADDRESS SET FORTH IN SECTION 13.1. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL TO THE PERSON AND AT THE ADDRESS SET FORTH IN SECTION
13.1. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS IN ACCORDANCE WITH THE PROVISIONS HEREOF IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS. FINAL JUDGMENT AGAINST THE SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT EACH PARTY MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

     SECTION 13.14. Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

     SECTION 13.15. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 13.16. Subordination of Intercompany Advances. (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness, receivables or advance shall be made (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted to be repaid pursuant to the terms hereof in the ordinary course of business so long as no Default or Event of Default shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full of all the Obligations and termination of the Commitments.

     (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by paragraph (a) of this
Section 13.16 before payment in full of all Obligations and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent (on behalf of itself, the Issuing Bank and the Lenders) all such sums to the extent necessary so that the Administrative Agent, the Issuing Bank and the Lenders shall have been paid all Obligations owed or which may become owing.

     SECTION 13.17. Entire Agreement. This Credit Agreement including the Exhibits and Schedules hereto represents the entire agreement of the parties with regard to the subject matter hereof, and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit Agreement which relate to Loans to be made or Letters of Credit to be issued hereunder shall be replaced by the terms of this Credit Agreement.

     SECTION 13.18. Use of Information. The Borrower and each Credit Party understands that each of the Administrative Agent, the Issuing Bank, each Lender, and their respective affiliates (x) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or any Credit Party may have conflicting interests regarding the transactions described herein and otherwise and (y) has no obligation to use in connection with the transactions contemplated by this Credit Agreement or any other Fundamental Document, or to furnish to the Borrower or any Credit Party, confidential information obtained from such other companies.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                        BORROWER:

                                        OVERSEAS FILMGROUP, INC.


                                        By:  ____________________________
                                             Name:
                                             Title:


                                        GUARANTORS:

                                        INTRASTATE FILM DISTRIBUTORS, INC.


                                        By:  ____________________________
                                             Name:
                                             Title:


                                        JACARANDA MUSIC, INC.


                                        By:  ____________________________
                                             Name:
                                             Title:


                                        WALRUS PICTURES, INC.


                                        By:  ____________________________
                                             Name:
                                             Title:


                                        ALIEN TOWERS, INC.


                                        By:  ____________________________
                                             Name:
                                             Title:

                                        CODE 99 PRODUCTIONS, INC.


                                        By:  ____________________________
                                             Name:
                                             Title:


                                        MAP PRODUCTIONS, INC.


                                        By:  ____________________________
                                             Name:
                                             Title:


                                        LENDERS:

                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative Agent and Issuing Bank


                                        By:  ____________________________
                                             Name:
                                             Title:

                                        Address:  270 Park Avenue, 37th Floor
                                                  New York, NY  10017
                                                  Attention: John J. Huber III
                                        Facsimile:    (212) 270-4584


                                        BNP PARIBAS


                                        By:  ____________________________
                                             Name:
                                             Title:
                                          Address:  725 S. Figueroa Street,
                                                    Suite 2090
                                                    Los Angeles, CA  90017
                                          Facsimile:    (213) 488-8902

                                        BANKGESELLSCHAFT BERLIN AG


                                        By:  ____________________________
                                             Name:
                                             Title:
                                        Address:     No. 1 Crown Court
                                                     Cheapside
                                                     London EC2V 6LR
                                                     ENGLAND
                                        Facsimile:   (011) 44207-572-9326


                                        CITY NATIONAL BANK


                                        By:  ____________________________
                                             Name:
                                             Title:
                                            Address:  400 North Roxbury Drive,
                                                      5th Floor
                                                      Beverly Hills, CA  90210
                                           Facsimile:    (310) 888-6223


                                        COUTTS & CO.


                                        By:  ____________________________
                                             Name:
                                             Title:
                                             Address:     440 Strand
                                                          London WC2R 0QS
                                                          ENGLAND
                                             Facsimile:

                                        COMERICA BANK - CALIFORNIA


                                        By:  ____________________________
                                             Name:
                                             Title:
                                             Address:  10900 Wilshire Boulevard,
                                                       Third Floor
                                                       Los Angeles, CA  90024
                                             Facsimile:    (310) 208-0127